                                                                     Exhibit 1

                           PURCHASE AND SALE AGREEMENT

                            DATED AS OF JUNE 12, 2000

                                      among

                          CLUETT, PEABODY & CO., INC.,

                          CLUETT, PEABODY CANADA, INC.,

                           ARROW FACTORY STORES INC.,

                          CLUETT DESIGNER GROUP, INC.,

                          CONSUMER DIRECT CORPORATION,

                         CLUETT, PEABODY HOLDING CORP.,

                                       and

                         PHILLIPS-VAN HEUSEN CORPORATION


                                TABLE OF CONTENTS

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ARTICLE  1.
         DEFINITIONS...............................................................................................2
         1.1       Definitions.....................................................................................2

ARTICLE  2.

         PURCHASE AND SALE OF ASSETS...............................................................................5
         2.1       Assets to be Transferred........................................................................5
         2.2       Excluded Assets.................................................................................6
         2.3       Shares to be Transferred........................................................................7
         2.4       Other Transactions..............................................................................7
         2.5       Assignment of Assets............................................................................8
         2.6       Transfer and Delivery of the Purchased Shares...................................................8
         2.7       Obtaining Permits and Licenses..................................................................8

ARTICLE 3.

         CONSIDERATION.............................................................................................9
         3.1       Purchase Price..................................................................................9
         3.2       Inventory.......................................................................................9
         3.3       CAT Purchase Price Adjustment..................................................................12
         3.4       Allocation of Purchase Price...................................................................13

ARTICLE 4.

         LIABILITIES, OBLIGATIONS AND INDEMNITIES.................................................................14
         4.1       Liabilities and Indemnity......................................................................14
         4.2       Indemnification Procedure......................................................................17
         4.3       Other Indemnification Provisions...............................................................18

ARTICLE  5.

         EMPLOYEES AND EMPLOYEE BENEFITS..........................................................................19
         5.1       Employee Relations and Benefits................................................................19


                                       i

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ARTICLE 6.

         REPRESENTATIONS AND WARRANTIES OF CP.....................................................................22
         6.1       Organization and Corporate Power...............................................................22
         6.2       Due Authorization; No Breach...................................................................22
         6.3       Real Property..................................................................................23
         6.4       Personal Property..............................................................................24
         6.5       Title and Condition of Assets other than Real Property.........................................24
         6.6       Consents.......................................................................................24
         6.7       Compliance With Laws...........................................................................24
         6.8       Permits and Licenses...........................................................................24
         6.9       Environmental Matters..........................................................................25
         6.10      Contracts......................................................................................26
         6.11      Tax Matters....................................................................................27
         6.12      CAT Stock......................................................................................28
         6.13      Labor Matters..................................................................................28
         6.14      Finders; Brokers...............................................................................28
         6.15      Litigation, Claims and Proceedings.............................................................28
         6.16      Affiliate Transactions.........................................................................29
         6.17      1999 CAT Agreement.............................................................................29
         6.18      Survival of Representations and Warranties.....................................................29

ARTICLE 7.

         REPRESENTATIONS AND WARRANTIES OF BUYER..................................................................29
         7.1       Corporate Existence............................................................................29
         7.2       Due Authorization; No Breach...................................................................30
         7.3       Consents.......................................................................................30
         7.4       Finders; Brokers.  ............................................................................31
         7.6       Availability of Funds..........................................................................31
         7.7       No Other Representations or Warranties.........................................................31
         7.8       Survival of Representations and Warranties.....................................................31

ARTICLE 8.

         COVENANTS................................................................................................32
         8.1       Conduct of the Business........................................................................32
         8.2       Access to Books, Records and Facilities........................................................32
         8.3       Best Efforts and Alternative Proposals.........................................................32
         8.4       1999 CAT Agreement.............................................................................33
         8.5       Notification...................................................................................33


                                       ii

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         8.6       Letter of Credit...............................................................................33
         8.7       Accounts Receivable............................................................................34
         8.8       1999 CAT Agreement.............................................................................35
         8.9       Returned Inventory.............................................................................35
         8.10      U.S. AFS Cash Registers........................................................................36
         8.11      Break-Up Fee...................................................................................36
         8.12      Cluett Designer Group..........................................................................36
         8.13      Trademark License Agreement....................................................................37

ARTICLE 9.

         CONDITIONS OF CLOSING....................................................................................38
         9.1       Mutual Conditions..............................................................................38
         9.2       Additional Conditions of CP....................................................................39
         9.3       Additional Conditions of Buyer.................................................................39

ARTICLE 10.

         TERMINATION; SURVIVAL....................................................................................40
         10.1      Termination by Buyer or CP.....................................................................40
         10.2      Survival.......................................................................................40

ARTICLE 11.

         CLOSING..................................................................................................41
         11.1      Closing........................................................................................41
         11.2      CP, CP Canada and FS Obligations and Closing Deliveries........................................41
         11.3      Buyer's Obligations and Closing Deliveries.....................................................42
         11.4      Minority CAT Shareholder's Obligations and Closing Deliveries..................................42

ARTICLE 12.

         EXPENSES AND POST CLOSING OBLIGATIONS....................................................................42
         12.1      Taxes and Other Charges........................................................................42
         12.2      Further Assurances.............................................................................43
         12.3      Access to Books, Records and Facilities........................................................43

ARTICLE 13.

         BULK SALES LAW...........................................................................................44


                                      iii

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         13.1      Waiver.........................................................................................44

ARTICLE 14.

         PUBLICITY, CONFIDENTIALITY...............................................................................44
         14.1      Publicity......................................................................................44
         14.2      Confidentiality................................................................................44

ARTICLE 15.

         NOTICES..................................................................................................45
         15.1      Notices........................................................................................45

ARTICLE 16.

         MISCELLANEOUS............................................................................................46
         16.1      Binding Effect; Assignment.....................................................................46
         16.2      Exhibits and Schedules.........................................................................46
         16.3      Specific Performance...........................................................................47
         16.4      Counterparts...................................................................................47
         16.5      Headings; Interpretation.......................................................................47
         16.6      Waiver.........................................................................................47
         16.7      Severability...................................................................................48
         16.8      Governing Law and Forum........................................................................48

EXHIBITS

Exhibit 2.4(a)     Transition Services Agreement
Exhibit 2.4(b)     Trademark License Agreement
Exhibit 2.4(c)     Bill of Sale and Assignment
Exhibit 2.4(d)     Assumption Agreement
Exhibit 2.4(e)     Escrow Agreement
Exhibit 2.4(g)     Waiver and Consent
Exhibit 8.12       Hosiery Term Sheet

SCHEDULES


Schedule 2.1(a)    -       U.S. Arrow Factory Stores
Schedule 2.1(c)    -       Staple Dress Shirts
Schedule 2.1(d)    -       Contracts
Schedule 3.2(a)    -       Average Sales Price of Goods Sold at Discounted
                           Prices
Schedule 3.3       -       Working Capital Closing Date Statement
Schedule 4.1(a)    -       Material Assumed Liabilities
Schedule 5.1(b)    -       Transitional Employees
Schedule 6.5       -       Encumbrances
Schedule 6.6       -       CP Required Consents
Schedule 6.7       -       Compliance with Laws
Schedule 6.8       -       Permits and Licenses
Schedule 6.9       -       Environmental Matters
Schedule 6.10      -       Contracts in Default
Schedule 6.12      -       CAT Stock
Schedule 6.13      -       Employment Contracts
Schedule 6.15      -       Litigation, Claims and Proceedings
Schedule 6.16      -       Affiliate Transactions
Schedule 7.2       -       Due Authorization; No Breach
Schedule 7.3       -       Buyer's Required Consents

                           PURCHASE AND SALE AGREEMENT

         This Purchase and Sale Agreement (this "AGREEMENT"), dated as of June 12, 2000, is among CLUETT, PEABODY & CO., INC., a Delaware corporation ("CP"), CLUETT, PEABODY CANADA, INC., a Canadian corporation ("CP CANADA"), ARROW FACTORY STORES INC., a Delaware corporation ("FS"), CLUETT DESIGNER GROUP, INC., a Delaware corporation ("CDG"), CONSUMER DIRECT CORPORATION, a Delaware corporation ("CDC"), CLUETT, PEABODY HOLDING CORP., a Delaware corporation ("CP HOLDING" and, collectively with FS, CDG and CDC, the "MINORITY CAT SHAREHOLDERS") and PHILLIPS-VAN HEUSEN CORPORATION, a Delaware corporation ("BUYER"). CP, FS, CP Canada and Buyer are referred to collectively as the "PARTIES," and individually as a "PARTY."


                              W I T N E S S E T H:

         WHEREAS, CP and FS are engaged, among other things, in the business of manufacturing and selling dress shirts and sportswear with the Arrow label and private label dress and sport shirts and in the operation of retail stores in the United States, such stores (as opposed to the corporate operations in support thereof) collectively referred to as "U.S. ARROW FACTORY STORES" or "U.S. AFS", and CP Canada is engaged, among other things, in the business of selling in the United States apparel in the "Career Apparel" channel of distribution (I.E., apparel bearing the name or logo of corporate entities or other organizations) ("U.S. CAREER APPAREL"). The aforementioned businesses of CP, FS and CP Canada are collectively referred to as the "U.S. BUSINESS";

         WHEREAS, CP and the Minority CAT Shareholders own all of the outstanding shares of C.A.T. Industrial S.A. de C.V., a corporation organized under the laws of Honduras ("CAT") which is engaged in the manufacture of mens' apparel (the "HONDURAN BUSINESS") at a factory in Honduras (the "HONDURAN FACILITY") leased by CAT (the "HONDURAN FACILITY LEASE");

         WHEREAS, concurrently with this Agreement, CP, Buyer and Cluett Peabody Resources Corporation, a Delaware corporation ("RESOURCES"), are entering into the Trademark License Agreement (defined below);

         WHEREAS, CP Canada owns the U.S. Career Apparel inventory being purchased by Buyer hereunder;

         WHEREAS, Buyer wishes to purchase, and CP and the Minority CAT Shareholders are willing to sell, all of the outstanding shares of capital stock of CAT (the "CAT SHARES") on the terms and conditions of this Agreement; and

         WHEREAS, Buyer wishes to purchase, and CP, CP Canada and FS are willing to sell, all of CP's and FS's right, title and interest in and to certain of the other assets of CP and FS used primarily by CP and FS in the conduct of the U.S. Business and all of CP Canada's right, title and interest in and to the U.S. Career Apparel inventory owned by CP Canada, and as part of such purchase and sale of such assets, Buyer is willing to assume certain of the obligations and liabilities of CP, CP Canada and FS related to such assets, all in the manner and subject to the terms set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:


                                   ARTICLE 1.

                                   DEFINITIONS

         1.1 DEFINITIONS. The following terms are defined in the Section indicated:


                    Term                                                   Section
                    ----                                                   -------
                    1999 CAT Agreement                                     8.4
                    Agreement                                              Introduction
                    Allocation                                             3.4(a)
                    Alternative Proposal                                   8.3
                    Amount of Royalties                                    8.13(a)
                    Ancillary Agreements                                   2.4
                    Arbiter                                                3.2(d)
                    Arrow Inventory                                        2.1(c)
                    Assets                                                 2.1
                    Assignment and Assumption Instruments                  11.2(b)
                    Assumed Liabilities                                    4.1(a) and 4.1(b)
                    BTC                                                    8.12
                    Buyer                                                  Introduction
                    Buyer Indemnified Parties                              4.1(b)
                    Buyer Plans                                            5.1(c)
                    Buyer's 401(k) Plan                                    5.1(h)
                    CAT                                                    Recitals
                    CAT Employees                                          5.1(a)
                    CAT Shares                                             Recitals



                                                                               3
                    Term                                                   Section
                    ----                                                   -------
                    CDC                                                    Introduction
                    CDG Asset Purchase Agreement                           8.12
                    CDG Share Purchase Agreement                           8.12
                    Claim                                                  4.2
                    Closing                                                11.1
                    Closing Date                                           11.1
                    Code                                                   3.4(a)
                    Confidentiality Agreement                              14.2
                    Contingent Period                                      5.1(a)
                    Contracts                                              2.1(d)
                    Corporate Employees                                    5.1(a)
                    CP                                                     Introduction
                    CP Canada                                              Introduction
                    CP Employees                                           5.1(a)
                    CP Holding                                             Introduction
                    CP Indemnified Parties                                 4.1(c)
                    CP's 401(k) Plan                                       5.1(g)
                    CP's Cost                                              3.2(a)
                    CP's Knowledge                                         6.3(c)
                    Current Arrow Inventory                                2.1(c)
                    Damages                                                4.1(b)
                    Encumbrances                                           2.1
                    Environment                                            6.9(b)
                    Environmental Claim                                    6.9(b)
                    Environmental Laws                                     6.9(d)
                    Escrow Agreement                                       2.4(e)
                    Estimated Inventory Purchase Price                     3.2(a)
                    Excepted Event                                         8.13(a)
                    Excluded Assets                                        2.2
                    Excluded Claims                                        6.15
                    Excluded Liabilities                                   4.1(e)
                    Fair Market Value                                      3.2(a)
                    Final Inventory Purchase Price                         3.2(d)
                    FS                                                     Introduction



                                                                               4
                    Term                                                   Section
                    ----                                                   -------
                    Hazardous Materials                                    6.9(b)
                    Honduran Business                                      Recitals
                    Honduran Environmental Laws                            6.9(d)
                    Honduran Facility                                      Recitals
                    Honduran Facility Lease                                Recitals
                    Hosiery Agreement                                      8.12
                    HSR Act                                                6.6
                    Indemnified Party                                      4.2
                    Indemnifying Party                                     4.2
                    Interests                                              2.5
                    Inventory Closing Date Statement                       3.2(b)
                    Inventory Escrow                                       3.2(a)
                    IRS                                                    3.4(a)
                    Issuing Bank                                           8.6
                    Items                                                  16.2
                    July 9 Count                                           3.2(c)
                    KCPL                                                   8.12
                    KCPL Shirt License Agreement                           8.12
                    Liability                                              4.1(a)
                    Minority CAT Shareholders                              Introduction
                    Non-Current Arrow Inventory                            2.1(c)
                    Non-Retained Employees                                 5.1(a)
                    Party                                                  Introduction
                    Pension Plan                                           5.1(f)
                    Permits                                                6.8
                    Pre-Closing Mervyn's Event                             8.13(a)
                    Pre-Closing Sears Event                                8.13(a)
                    Purchase Price                                         3.1
                    Real Property                                          6.3(a)
                    Release                                                6.9(b)
                    Resources                                              Recitals
                    Retained Employees                                     5.1(a)
                    Returned Inventory                                     8.9
                    Sales Plans                                            5.1(i)


                                                                               5

                    Term                                                   Section
                    ----                                                   -------
                    Securities Act                                         7.5
                    Sourcing Commitments                                   8.6
                    Tax                                                    6.11(d)
                    Tax Authority                                          6.11(d)
                    Tax Returns                                            6.11(d)
                    Termination Costs                                      5.1(a)
                    Trademark License Agreement                            2.4(b)
                    Transferred Employees                                  5.1(a)
                    Transitional Employees                                 5.1(b)
                    Trim                                                   3.2(a)
                    U.S. AFS                                               Recitals
                    U.S. AFS Employees                                     5.1(a)
                    U.S. AFS FF&E                                          2.1(b)
                    U.S. Arrow Factory Stores                              Recitals
                    U.S. Business                                          Recitals
                    U.S. Career Apparel                                    Recitals
                    U.S. Environmental Laws                                6.9(a)
                    WARN                                                   5.1(j)
                    Working Capital Closing Date Statement                 3.3(a)

                                   ARTICLE 2.

                           PURCHASE AND SALE OF ASSETS

                  2.1 ASSETS TO BE TRANSFERRED. Subject to the terms and conditions of this Agreement, and except as otherwise expressly provided in
Section 2.5 hereof, at the Closing (as defined in Section 11.1 hereof), CP, CP Canada and FS shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, acquire and accept from CP, CP Canada and FS, all of CP's, CP Canada's and FS's right, title and interest in and to each of the following assets used by CP, CP Canada and FS in the conduct of the U.S. Business, in each case except as otherwise expressly provided in Section 2.2 hereof, free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever ("ENCUMBRANCES"), with such changes, deletions or additions thereto as may occur from the date hereof to the Closing in accordance with the terms and conditions of this Agreement and any Ancillary Agreement (as defined herein) executed in connection herewith (collectively, the "ASSETS"):

                  (a) all U.S. Arrow Factory Store leasehold interests in real property leased by CP or FS and set forth in Schedule 2.1(a), including all buildings, structures and other improvements located on such real property and any additions, fixtures, replacements and alterations thereto between the date hereof and the Closing Date;

                  (b) all tangible personal property and interests therein located in the U.S. Arrow Factory Stores, including all furniture, fixtures and equipment, but not including any computer software (the "U.S. AFS FF&E");

                  (c) all raw materials, work in process, Trim and finished goods inventory relating to the U.S. Business (including, without limitation, the private label, U.S. Career Apparel and U.S. AFS businesses) that (i) in the case of staple dress shirts (as set forth in Schedule 2.1(c)) and U.S. Career Apparel inventory, can reasonably be expected to be sold within the next nine months based on prior sales history over the previous twelve (12) months of similar products adjusted for current customers' sales plans and (ii) in the case of fancy dress shirts and sportswear, relate to seasons subsequent to Spring 2000 and goods for open orders for the Spring 2000 season, in each case including, without limitation, any of such items in transit from manufacturing facilities of CP and its affiliates or third parties or warehouses of CP and its affiliates (such finished goods inventory, the "CURRENT ARROW INVENTORY") and non-current raw materials, non-current work in progress, non-current Trim and non-current finished goods inventory relating to the U.S. Business, including, without limitation, any of such items in transit from manufacturing facilities of CP and its affiliates or third parties or warehouses of CP and its affiliates (such finished goods inventory, the "NON-CURRENT ARROW INVENTORY" and, together with the Current Arrow Inventory, the "ARROW INVENTORY");

                  (d) all rights under all material contracts, leases, licenses, commitments, sales orders, purchase orders, invoices and other agreements relating to the U.S. Business (the "CONTRACTS") as listed on
         Schedule 2.1(d); and

                  (e) originals or copies of all records, files, supplier lists and other relevant data relating to the Assets, the operations of the U.S. Business that support the Assets and the Assumed Liabilities, provided that CP, CP Canada and FS shall retain originals of any such items which relate primarily to the Excluded Assets or the Excluded Liabilities.

                  2.2 EXCLUDED ASSETS. The parties to this Agreement expressly understand and agree that notwithstanding anything herein or in the Ancillary Agreements to the contrary, CP, CP Canada and FS are not hereunder selling, assigning, transferring or conveying to Buyer, and the Assets shall not include, any of the assets, rights and properties of CP, CP Canada or FS not expressly set forth in Section 2.1 (the "EXCLUDED ASSETS").

                  2.3 SHARES TO BE TRANSFERRED. Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 11.1 hereof), CP and the Minority CAT Shareholders shall sell, assign, transfer, convey and deliver to Buyer and/or its designees free and clear of all Encumbrances, and Buyer shall purchase, acquire and accept the CAT Shares and all of the certificates representing the CAT Shares, and such transfer shall be registered in the CAT shareholders' registration book.

                  2.4 OTHER TRANSACTIONS. In addition to the transactions contemplated above, the following acts or transactions shall also occur at or before the Closing:

                  (a) Buyer, FS and CP each shall execute and deliver a Transition Services Agreement substantially in the form attached hereto as Exhibit 2.4(a);

                  (b) Buyer, Resources and CP each shall execute and deliver a Trademark License Agreement substantially in the form attached hereto as Exhibit 2.4(b), as such form is revised pursuant to Section 8.13 hereto (the "TRADEMARK LICENSE AGREEMENT"), and all documents required thereby;

                  (c) FS, CP Canada and CP each shall execute and deliver a Bill of Sale and Assignment substantially in the form attached hereto as
         Exhibit 2.4(c);

                  (d) Buyer shall execute and deliver an Assumption Agreement substantially in the form attached hereto as Exhibit 2.4(d);

                  (e) Buyer, CP and The Bank of New York, as escrow agent, shall each execute and deliver an Escrow Agreement substantially in the form attached hereto as Exhibit 2.4(e) (the "ESCROW AGREEMENT");

                  (f) CP, CP Canada and FS shall deliver UCC-3 partial releases and/or termination statements and such other instruments as are required to release all Encumbrances of the lenders and other creditors of CP, CP Canada and FS on the Assets; and

                  (g) CP shall execute and deliver, and shall use its reasonable efforts to cause its subcontractors, contractors and warehousemen to deliver, Waivers and Consents substantially in the form attached hereto as Exhibit 2.4(g).

                  The agreements set forth in paragraphs (a) through (g) of this
Section 2.4 are hereinafter referred to as the "ANCILLARY AGREEMENTS."

                  2.5 ASSIGNMENT OF ASSETS. (a) To the extent that any Asset to be sold, assigned, transferred or conveyed to Buyer, or any claim, right or benefit arising thereunder or resulting therefrom (the "INTERESTS"), cannot be sold, assigned, transferred or conveyed without the approval, consent or waiver of, or filing with, the issuer thereof or the other party thereto or any third person (including a government or governmental unit), the Parties will cooperate jointly to obtain such approval, consent or waiver or make such filing. To the extent that such sale, assignment, transfer or conveyance or attempted sale, assignment, transfer or conveyance of any such Interest would constitute a breach thereof or a violation of any law, decree, order, regulation or other governmental edict, this Agreement shall not constitute a sale, assignment, transfer or conveyance thereof or an attempted sale, assignment, transfer or conveyance thereof.

                  (b) Notwithstanding anything to the contrary contained herein, CP, CP Canada and FS are not obligated to sell, assign, transfer or convey to Buyer, and Buyer is not obligated to purchase hereunder, any of CP's, CP Canada's and FS's rights and obligations in and to an Interest without first having the necessary approvals, filings, consents or waivers required to effect the sale, assignment, transfer or conveyance of such Interest.

                  (c) To the extent that any of the approvals, consents, filings, waivers, or other authorizations referred to in Section 2.5(a) hereof have not been obtained as of the Closing, CP, CP Canada or FS, as the case may be, shall, during the remaining term of such Interest, use all reasonable efforts, to (i) obtain the consent of any such third person (including a government or governmental unit), (ii) cooperate with Buyer in any reasonable and lawful arrangement designed to provide the benefits of such Interest to Buyer and (iii) enforce, at the request of Buyer and for the benefit of Buyer, any rights of CP, CP Canada or FS arising from such Interest against such issuer thereof or the other party or parties thereto (including the right to elect to terminate any such Interest in accordance with the terms thereof upon the written request of Buyer). The out-of-pocket expenses incurred by CP, CP Canada and FS and Buyer in connection with any such efforts pursuant to this Section 2.5(c) shall be shared equally by CP and Buyer.

                  2.6 TRANSFER AND DELIVERY OF THE PURCHASED SHARES. CP and the Minority CAT Shareholders shall transfer and deliver to Buyer share certificates representing the CAT Shares duly endorsed, or accompanied by stock powers duly executed, with all necessary stock transfer stamps attached thereto and canceled, or such other assignments, deeds, share transfer forms, endorsements, notarial deeds of transfer or other instruments or documents, duly stamped where necessary, as required by the jurisdiction of organization of CAT. CP and the Minority CAT Shareholders hereby waive any preferential right they may have under applicable law to acquire the CAT Shares owned by any other person.

                  2.7 OBTAINING PERMITS AND LICENSES. Buyer shall use all reasonable efforts to obtain as of the Closing or as soon thereafter as may be practicable all permits and licenses required by any governmental agency with respect to the Assets. CP, CP Canada and FS, as the case may be, shall provide any cooperation reasonably requested by Buyer to assist Buyer in obtaining such permits and licenses.

                                   ARTICLE 3.

                                  CONSIDERATION

                  3.1 PURCHASE PRICE. Buyer shall pay CP, CP Canada and FS as follows:

                  (a) Buyer shall pay CP, on behalf of itself and FS, $1.00 for the Assets (other than the Assets referred to in Section 2.1(c));

                  (b) Buyer shall pay CP, on behalf of itself and CP Canada, the Final Inventory Purchase Price (as defined in Section 3.2(a)) for the Arrow Inventory;

                  (c) Buyer shall pay CP $7 million in consideration of the execution and delivery of this Agreement and the Ancillary Agreements; and

                  (d) Buyer shall pay CP, on behalf of itself and the Minority CAT Shareholders, $1.00 for the CAT Shares, subject to adjustment as provided in Section 3.3.

All payments made to CP pursuant to this Section 3.1 (all such payments, collectively, the "PURCHASE PRICE") shall be made by wire transfer of immediately available funds to an account designated in writing by CP at least five business days prior to the Closing Date. All payments made to CP pursuant to this Section 3.1 shall be made at Closing, except as expressly provided otherwise in Section 3.2.

                  3.2 INVENTORY. (a) Ten days prior to the Closing Date CP shall deliver to Buyer its good faith estimates, prepared on a basis consistent with CP's and CP Canada's past practices, of: (i) CP's Cost of the Current Arrow Inventory (excluding Current Arrow Inventory located in the U.S. Arrow Factory Stores); (ii) the Fair Market Value of the Non-Current Arrow Inventory (excluding Non-Current Arrow Inventory located in the U.S. Arrow Factory Stores); (iii) CP's Cost of raw materials to be used for any current merchandise; (iv) 50% of CP's Cost of all other raw materials; (v) CP's Cost of all trim (including, without limitation, packing, labels, buttons, zippers and hang tags (collectively, "TRIM")) to be used in connection with any current merchandise; (vi) CP's Cost of raw material plus 100% of cut labor and overhead standard cost, 50% of sew labor and overhead standard cost and 100% of southbound freight to CAT (as reflected in their standard costing sheets) of work in process; and (vii) the value of the Arrow Inventory located in the U.S. Arrow Factory Stores as calculated in accordance with generally accepted accounting principles applied in a manner consistent with the preparation of the audited financial statements of Cluett American Corp. for the fiscal year ended December 31, 1999; in each case as of the close of business on the Closing Date. The aggregate estimate referred to in the preceding sentence is referred to as the "ESTIMATED INVENTORY PURCHASE PRICE"; it being understood and agreed that all Trim not referred to in clause (v) of the preceding sentence shall be valued at $0. Buyer shall pay CP (on behalf of itself, FS and CP Canada) at Closing 95% of the

Estimated Inventory Purchase Price. The balance of the Estimated Inventory Purchase Price (the "INVENTORY ESCROW") shall be deposited in escrow by Buyer in accordance with the Escrow Agreement. For purposes hereof, "CP'S COST" shall mean CP's or CP Canada's cost as calculated in accordance with generally accepted accounting principles consistent with CP's past practice. For purposes hereof, "FAIR MARKET VALUE" shall mean the lower of CP's Cost or the average selling price of similar goods sold to Off-Price Retail Outlets (as defined in the Trademark License Agreement) in the past six months; provided that staple dress shirts and U.S. Career Apparel inventory included in the Non-Current Arrow Inventory that can reasonably be expected to be sold within the next twelve months based on prior sales history over the previous twelve (12) months of similar products adjusted for current customers' sales plans shall be deemed to have a Fair Market Value equal to 90% of CP's Cost thereof; and provided further that if the Non-Current Arrow Inventory (excluding any Non-Current Arrow Inventory located in the U.S. Arrow Factory Stores) constitutes more than 13% of the aggregate value of the Arrow Inventory (excluding any Arrow Inventory located in the U.S. Arrow Factory Stores) as reflected on CP's and CP Canada's books and records, the Fair Market Value of the portion of the Non-Current Arrow Inventory in excess of such 13% threshold (other than staple dress shirts and U.S. Career Apparel referred to in the preceding proviso) shall be reduced by 10% for purposes hereof (it being agreed that the Fair Market Value of such portion of the Non-Current Arrow Inventory prior to the application of such 10% discount shall be deemed to be the average Fair Market Value of all of the Non-Current Arrow Inventory (excluding any Non-Current Arrow Inventory located in the U.S. Arrow Factory Stores)). Set forth in Schedule 3.2(a) is the average sales price of goods sold at Discounted Prices (as defined in the Trademark License Agreement) from January 1, 2000 to April 30, 2000. The price of goods sold to Off-Price Retail Outlets will be calculated by Style Code and consistent with the average sales price of goods sold at Discounted Prices, summarized by season and product line from January 1, 2000 to April 30, 2000, as set forth in
Schedule 3.2(a). Notwithstanding anything to the contrary in the foregoing, Arrow Inventory in transit will be treated pursuant to this Section 3.2(a) based on the date of receipt and the condition upon receipt. The Parties agree to cooperate in resolving any disputes with third party vendors with respect to such Arrow Inventory.

                  (b) As soon as practicable following the Closing Date and in any event within 60 calendar days thereof, CP shall prepare and deliver to Buyer a statement of each of the items referred to in Section 3.2(a)(i) through (vii) as of the close of business on the Closing Date (including the notes thereto, the "INVENTORY CLOSING DATE STATEMENT"), together with the work papers used by CP (and, subject to the execution and delivery by Buyer of a customary accountants' access letter, including all work papers used by CP's independent public accountants) in the preparation thereof. There shall be attached to the Inventory Closing Date Statement an annex setting forth in reasonable detail the computation of each of the items referred to in Section 3.2(a)(i) through (vii).

                  (c) The Inventory Closing Date Statement shall be based upon a full physical count of all Assets referred to in Section 2.1(c) as of the close of business on July 9, 2000, which shall be conducted by CP and observed and participated in by Buyer and its representatives (the "JULY 9 COUNT"), as adjusted for items sold after the July 9 Count, items received after the July 9 Count and items manufactured after the July 9 Count. Buyer and CP shall share equally the cost of the July 9 Count. As promptly as practicable following the July 9 Count, CP shall deliver to Buyer copies of all work papers used by CP (and, subject to the execution and delivery by Buyer of a customary accountants' access letter, including all work papers used by CP's independent public accountants) in connection with the July 9 Count. CP shall, and shall cause CP's independent public accountants to, be available to Buyer and its representatives to answer questions regarding the July 9 Count or such work papers.

                  (d) Unless Buyer delivers written notice to CP on or prior to the 45th day following Buyer's receipt of the Inventory Closing Date Statement and the work papers used in the preparation thereof of Buyer's objection to any amount set forth in the Inventory Closing Date Statement, specifying in reasonable detail all disputed amounts and the basis therefor, Buyer shall be deemed to have accepted and agreed to the Inventory Closing Date Statement. If Buyer so notifies CP, CP and Buyer shall have 15 business days thereafter to resolve their differences, and each of Buyer and CP shall make a good faith effort to resolve their differences. If any amount remains in dispute, all such amounts remaining in dispute shall be submitted for resolution to a "Big 5" accounting firm mutually agreed upon by Buyer and CP which has not had a material relationship with either Buyer and its subsidiaries or CP and its subsidiaries within the two years preceding the appointment. If Buyer and CP cannot agree on the arbiter, they shall request that their respective independent certified public accountants jointly designate the arbiter, and such appointment shall be binding and conclusive on the parties hereto. The arbiter designated by Buyer and CP or their respective independent certified public accountants, as the case may be, is hereinafter referred to as the "ARBITER". Within 30 business days after the Arbiter's acceptance of its appointment under this Section 3.2(d) as Arbiter, each of CP and Buyer shall submit to the Arbiter (and each other) a single presentation setting forth its proposed resolution of the dispute and the basis therefor and the resulting computation of the Inventory Closing Date Statement, and each of the items referred to in Section 3.2(a)(i) through (vii) (collectively, the "FINAL INVENTORY PURCHASE PRICE"). Within 20 business days after the earlier to occur of (1) the Arbiter's receipt of the presentations referred to in the preceding sentence or (2) the expiration of the 30 business day period referred to in the preceding sentence, the Arbiter shall accept either Buyer's or CP's proposed resolution of the dispute and the resulting computation of the Inventory Closing Date Statement and each of the items referred to in Section 3.2(a)(i) through (vii), and shall notify each of Buyer and CP of its decision in writing. Such decision shall be final, binding and conclusive on all parties hereto. The party whose proposed resolution is not accepted shall pay all of the Arbiter's fees and expenses with respect to its engagement under this Section 3.2(d). Each party agrees to execute, if requested by the Arbiter, a reasonable engagement letter with the Arbiter with respect to its engagement under this Section 3.2(d).

                  (e) If the Final Inventory Purchase Price as determined above equals or exceeds the Estimated Inventory Purchase Price, the Inventory Escrow shall be delivered to CP and Buyer shall pay CP by wire transfer of immediately available funds to an account designated in writing by CP an amount equal to any excess, together with interest on such excess at an annual rate equal to the reference rate from time to time of The Chase Manhattan Bank from and including the Closing Date to but not including the date of payment. If the Final Inventory Purchase Price is less than the Estimated Inventory Purchase Price but greater than 95% thereof, the portion of the Inventory Escrow equal to any such excess shall be delivered to CP and the balance shall be delivered to Buyer. If the Final Inventory Purchase Price's is equal to 95% of the Estimated Inventory Purchase Price, the Inventory Escrow shall be delivered to Buyer. If the Final Inventory Purchase Price is less than 95% of the Estimated Inventory Purchase Price, the Inventory Escrow shall be delivered to Buyer, and CP shall pay Buyer an amount equal to such difference between 95% of the Estimated Inventory Purchase Price and the Final Inventory Purchase Price by wire transfer of immediately payable funds to an account designated in writing by Buyer, together with interest on such amount at an annual rate equal to the reference rate from time to time of The Chase Manhattan Bank from and including the Closing Date to but not including the date of payment. All Net Investment Proceeds in the Inventory Escrow Fund (as those terms are defined in the Escrow Agreement) shall be disbursed to Buyer and CP, respectively, in the same proportion that the Inventory Escrow is disbursed. Any amounts payable pursuant to this Section 3.2(e) in addition to the Inventory Escrow Fund shall be made on the third business day following (i) the 30th day after the delivery to Buyer of the Inventory Closing Date Statement and the work papers used in the preparation thereof, to the extent that there shall have been no dispute between CP and Buyer with respect to any or all of the items referred to in Section 3.2(a)(i) through (vii) and the Inventory Closing Date Statement, and/or (ii) if a dispute with respect to any or all of the items referred to in
Section 3.2(a)(i) through (vii) and the Inventory Closing Date Statement is settled by the parties without resort to arbitration, the date of such settlement and/or (iii) the issuance of the Arbiter's written decision under
Section 3.2(d).

                  3.3 CAT PURCHASE PRICE ADJUSTMENT. (a) As soon as practicable following the Closing Date and in any event within 60 calendar days thereof, CP shall prepare and deliver to Buyer a working capital statement of CAT in Honduran Lempiras as of the close of business on the Closing Date ("WORKING CAPITAL CLOSING DATE STATEMENT") and the work papers used in the preparation thereof. The Working Capital Closing Date Statement will be prepared consistent with the unaudited March 31, 2000 CAT pro forma balance sheet set forth in
Schedule 3.3 in regards to current assets and current liabilities, excluding intercompany obligations.

                  (b) Unless Buyer delivers written notice to CP on or prior to the 45th day following Buyer's receipt of the Working Capital Closing Date Statement and the work papers used in the preparation thereof of Buyer's objection to any amount set forth in the Working Capital Closing Date Statement, specifying in reasonable detail all disputed amounts and the basis thereof, Buyer shall be deemed to have accepted and agreed to the Working Capital Closing Date Statement. If Buyer so notifies CP, CP and Buyer shall have 15 business days thereafter to resolve their differences, and each of them shall make a good faith effort to resolve their differences. If any amount remains in dispute, all such amounts remaining in dispute shall be submitted for resolution to the Arbiter. Within 30 business days after the Arbiter's acceptance of its appointment hereunder as Arbiter, each of CP and Buyer shall submit to the Arbiter (and each other) a single presentation setting forth its proposed resolution of the dispute and the basis therefor and the resulting computation of the Working Capital Closing Date Statement. Within 20 business days after the earlier to occur of (1) the Arbiter's receipt of the presentations referred to in the preceding sentence or (2) the expiration of the 30 day period referred to in the preceding sentence, the Arbiter shall accept either Buyer's or CP's proposed resolution of the dispute and the resulting computation of the Working Capital Closing Date Statement, and shall notify each of Buyer and CP of its decision in writing. Such decision shall be final, binding and conclusive on all parties hereto. The party whose proposed resolution is not accepted shall pay all of the Arbiter's fees and expenses with respect to its engagement under this Section 3.3(b). Each party agrees to execute, if requested by the Arbiter, a reasonable engagement letter with the Arbiter with respect to its engagement under this Section 3.3(b).

                  (c) If current assets minus current liabilities as shown on the Working Capital Closing Date Statement is less than negative 250,000 Honduran Lempiras, CP shall pay Buyer an amount equal to any shortfall by wire transfer of immediately payable funds to an account designated in writing by Buyer, together with interest on such amount at an annual rate equal to the reference rate from time to time of the Chase Manhattan Bank from and including the Closing Date to but not including the date of payment. Any amount payable shall be made on the third business day following (i) the 30th day after the delivery to Buyer of the Working Capital Closing Date Statement and the work papers used in the preparation thereof, to the extent that there shall have been no dispute between CP and Buyer with respect thereto, or (ii) if a dispute with respect to the Working Capital Closing Date Statement is settled by the parties, the date of such settlement or (iii) the issuance of the Arbiter's written decision under 3.3(b).

                  3.4 ALLOCATION OF PURCHASE PRICE. (a) Buyer, CP, CP Canada and FS agree that they shall allocate the Purchase Price among the Assets as of the Closing Date on Internal Revenue Service ("IRS") Form 8594, in accordance with
Section 1060 of the Internal Revenue Code of 1986, as amended (the "CODE"), and the Treasury regulations promulgated thereunder. CP shall provide Buyer with a copy of CP's , CP Canada's and FS's proposed fair market value allocation (the "ALLOCATION"), which shall be based on the Inventory Closing Date Statement as finally determined, as promptly as reasonably practicable. The Allocation shall be based upon (i) the allocation provided for in Section 3.1 and (ii) to the extent further allocation is required, the fair market value of the Assets as of the Closing Date; provided that the portion of the Allocation relating to inventory shall be based on the valuation thereof pursuant to Section 3.2. In the event that Buyer and CP are unable to agree on the Allocation with respect to Assets other than inventory within 90 days of the date on which CP provides Buyer with a copy of the Allocation, a third-party appraiser jointly selected by Buyer and CP, the cost of which shall be borne equally by Buyer, on the one hand, and CP on the other hand, shall resolve all items with respect to the Allocation to which there is a dispute between the parties.

                  (b) Buyer and CP shall timely file with the appropriate Tax authorities copies of the agreed upon IRS Form 8594 and shall use the Allocation in the preparation of all Tax Returns (as defined in Section 6.11(e)), including any attachments thereto, and for all other Tax purposes. In the event any party hereto receives notice of an audit in respect of the Allocation, such party shall notify the other party in writing as to the date and subject of such audit as promptly as reasonably practicable.

                  (c) If any Tax Return filed by Buyer or CP relating to the transactions contemplated hereby is challenged by the Tax authority with which such Tax Return was filed on the basis of the Allocation, as finally adjusted, the party filing such Tax Return shall keep the other party generally apprised of its decisions and the current status and progress of all administrative and judicial proceedings, if any, that are undertaken at the election of such party with respect thereto.

                  (d) Any adjustment to the Purchase Price or the amount of Assumed Liabilities shall result in an appropriate adjustment to the Allocation and the IRS Form 8594 described above.


                                   ARTICLE 4.

                    LIABILITIES, OBLIGATIONS AND INDEMNITIES

                  4.1 LIABILITIES AND INDEMNITY. (a) Effective as of the Closing, Buyer shall absolutely and irrevocably assume and be solely liable and responsible for, and from and after the Closing Date shall pay, perform and discharge when due, any and all of the Liabilities arising under, relating to or in connection with the Assets (collectively, the "ASSUMED LIABILITIES"). Set forth on Schedule 4.1(a) hereof are all of the material Assumed Liabilities.

                  The term "LIABILITY" shall mean and include any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, cost of environmental investigation or remediation, obligation or responsibility, of whatever kind or nature, whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued or unaccrued, absolute, contingent or otherwise.

                  (b) Notwithstanding anything to the contrary contained in
Section 4.1(a) hereof, the term "ASSUMED LIABILITIES" shall not mean or include, or be deemed to mean or include, and CP hereby agrees to indemnify and hold harmless each of Buyer and its affiliates and their respective directors, shareholders, partners, officers, employees, agents, consultants, representatives, successors, transferees and assigns (hereinafter sometimes collectively referred to as "BUYER INDEMNIFIED PARTIES") against (i) any Liabilities which are satisfied or discharged prior to the Closing or any Liabilities (other than Liabilities of CAT) that by their terms were due and payable prior to Closing and (ii) any Excluded Liabilities (as defined below) and any liability, loss, damage (excluding consequential damages (including, without limitation, lost business profits)) and other out-of-pocket costs (including reasonable fees and expenses of outside counsel) incident to proceedings or investigations or the prosecution or defense of any claim (collectively, "DAMAGES") incurred by any of them relating to any Excluded Liability. Notwithstanding the foregoing, Buyer agrees to cooperate with CP and to take all other reasonable actions to avoid or minimize Damages relating to
Section 4.1(e)(vii) hereof.

                  (c) Buyer shall indemnify and hold harmless CP, CP Canada, FS, the other Minority CAT Shareholders and their respective affiliates and the directors, shareholders, officers, employees, agents, consultants, representatives, successors, transferees and assigns of any thereof (hereinafter sometimes collectively referred to as "CP INDEMNIFIED PARTIES"), against all Damages incurred by any of them relating to any Assumed Liability. It is agreed and understood that claims under this Section 4.1(c) or 4.1(d) may be brought by CP Indemnified Parties at any time and shall not be limited as to dollar amount.

                  (d) Buyer shall also indemnify and hold harmless the CP Indemnified Parties against any Damages which are caused by or arise out of any breach of any covenant or agreement of Buyer hereunder or under any Ancillary Agreement.

                  (e) Except for the Assumed Liabilities or as may be expressly agreed upon in any Ancillary Agreement, Buyer is not assuming, and is not responsible for, any Liability of any of CP, CP Canada and FS, whether or not related to the Assets ("EXCLUDED LIABILITIES"), including without limitation, the following:

                  (i) Except as expressly provided otherwise in Section 8.8, Liabilities of CP, CP Canada, FS or CAT under any bond, note, debenture or similar instrument or any other indebtedness for borrowed money or Liabilities of CAT to CP or any of its affiliates;

                  (ii) Any cash overdrafts;

                  (iii) Liabilities of CP, CP Canada and FS related to Excluded Assets;

                  (iv) Liabilities of CP, CP Canada and FS under this Agreement or any Ancillary Agreement;

                  (v) Liabilities of CP, CP Canada and FS to the extent arising out of or as a consequence of (A) injury or death of any person as a consequence of any event occurring prior to the Closing Date, (B) damage to the property of any third party as a consequence of any event occurring prior to the Closing Date or (C) workers' compensation claims relating to events which occurred prior to the Closing Date;

                  (vi) Liabilities arising from any claim, action, suit, investigation or proceeding (whether initiated prior to or after Closing) relating to CP's, CP Canada's or FS's ownership of the Assets, CP's, CP Canada's or FS's conduct of the U.S. Business or CP's or the Minority CAT Shareholders' ownership of any CAT Shares (excluding Liabilities relating to the conduct of the Honduran Business), in each case prior to the Closing, including without limitation, claims with respect to defective products or services, alleged improper sales practices, warranty claims, or claims for any loss, damage or cost arising out of any property damage or personal injury, in each case to the extent due to the use of any product manufactured or sold by or services furnished by CP, CP Canada and FS prior to the Closing Date;

                  (vii) Liabilities under Environmental Laws (as defined in
         Section 6.9(d) hereof) concerning any Asset, in each case to the extent arising out of or as a consequence of a violation of Environmental Law or a Release of Hazardous Material occurring or existing prior to the Closing;

                  (viii) Liabilities relating to the U.S. Business resulting from or relating to the failure of CP, CP Canada or FS to qualify to do business as a foreign corporation in any jurisdiction;

                  (ix) Any obligations or liabilities arising out of or relating to all claims and causes of action under United States federal, state and/or municipal civil rights and/or employment law statutes including, but without limitation, Title VII of the Civil Rights Acts of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Fair Labor Standards Act, the Occupational Health & Safety Act, or the National Labor Relations Act, in each case to the extent arising out of acts and events that occurred prior to the Closing Date;

                  (x) Liabilities of CP, FS, CP Canada or CAT accruing prior to Closing to the extent that CP, CP Canada or FS actually is reimbursed therefor under its insurance policies;

                  (xi)  Liabilities set forth on Schedule 6.10; and

                  (xii) Excluded Claims (as defined in Section 6.15).

                  (f) CP shall also indemnify and hold harmless each Buyer Indemnified Party against any Damages (i) which are caused by or arise out of any breach of any covenant or agreement of any of CP, FS, CP Canada and the Minority CAT Shareholders hereunder or under any Ancillary Agreement or (ii) which are caused by or arise out of any breach of any representation or warranty of any of CP, FS, CP Canada and the Minority CAT Shareholders hereunder. No claim for breach of a representation or warranty shall be asserted under Section

4.1(f)(ii) after the expiration of the survival period of the relevant representation or warranty under Section 6.18. No Buyer Indemnified Party shall be entitled to indemnification for claims for breaches of representations and warranties under Section 4.1(f)(ii) unless and until the aggregate amount of such claims exceeds $100,000 and the Buyer Indemnified Parties may claim indemnification only for the portion of such claims which in the aggregate are in excess of said $100,000. The maximum amount recoverable by Buyer Indemnified Parties for indemnification for breaches of representations and warranties under
Section 4.1(f)(ii) shall be (x) in respect of breaches relating to Assets referred to in Section 2.1(c), the purchase price therefor as finally determined under Section 3.2, and (y) in respect of breaches relating to the CAT Shares or the Honduran Business and all other breaches not referred to in clause (x) above, $1,000,000. It is agreed and understood that claims under Section 4.1(f)(i) may be brought by Buyer Indemnified Parties at any time and shall not be limited as to dollar amount. No claim for indemnification for breaches relating to inventory may be made to the extent duplicative of the valuation of such inventory pursuant to Section 3.2. No claim for indemnification for breaches relating to CAT may be made to the extent duplicative of the working capital calculation made in accordance with Section 3.3.

                  (g) Any indemnification amounts payable to Buyer Indemnified Parties or CP Indemnified Parties hereunder shall be paid to them by wire transfer of immediately available funds to a bank account designated by them in writing.

                  (h) The indemnification obligations of CP and Buyer set forth in this Section 4.1 shall constitute the sole and exclusive remedy of the Buyer Indemnified Parties and the CP Indemnified Parties for the recovery of any Liabilities or Damages, except for Liabilities or Damages which are caused by or arise out of the fraud of the other party.

                  (i) All Buyer Indemnified Parties hereby waive any rights and remedies that any of them may otherwise have against any CP Indemnified Party under any Environmental Law, including without limitation any claims for contribution under the Comprehensive Environmental Response Compensation and Liability act or any similar Environmental Laws.

                  4.2 INDEMNIFICATION PROCEDURE. The obligation of a party (the "INDEMNIFYING PARTY") to indemnify any person or entity (the "INDEMNIFIED PARTY") under Section 4.1 hereof is conditioned upon receiving from the Indemnified Party written notice of the assertion or institution of a claim arising from or related to any liability set forth in Section 4.1 hereof (a "CLAIM") or of the occurrence of an event which the Indemnified Party reasonably believes could lead to the assertion of a Claim, specifying in reasonable detail the nature and amount of such Claim, promptly after the Indemnified Party becomes aware of such Claim or event; provided, however, that the failure of the Indemnifying Party to receive such notice on a timely basis shall relieve the Indemnifying Party of its obligation to indemnify hereunder only if and to the extent that such failure is prejudicial to its ability to defend such Claim. Subject to the terms hereof, the Indemnifying Party shall have the absolute right, in its sole discretion and at its sole expense, to elect to defend, settle or otherwise protect against any Claim with legal counsel of its own selection reasonably satisfactory to the Indemnified Party, provided, however, that no Claim may be settled by the Indemnifying Party without the consent of the Indemnified Party, which consent shall not be unreasonably withheld. The Indemnified Party shall have the right, but not the obligation, to participate, at its own expense, in the defense of any Claim through counsel of its own and the fees and expenses of such counsel will be at the expense of such Indemnified Party unless (i) the Indemnifying Party specifically authorized the employment of such counsel and specifically agreed to pay such counsel's fees, (ii) based on the advice of counsel, there is a conflict of interest between the position of the Indemnifying Party on the one hand and the Indemnified Party on the other hand, or (iii) the Indemnifying Party fails to assume the defense or fails to contest such action in good faith, in any which case, if the Indemnified Party notifies the Indemnifying Party that it elects to employ separate counsel, the Indemnifying Party will not have the right to assume the defense of such Claim on behalf of the Indemnified Party and the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party. The Indemnified Party shall, and shall cause its affiliates to, at all times cooperate in all reasonable ways with, make its relevant files and records available for inspection and copying by, and make (subject to assertion of attorney-client and other applicable privileges) its employees available or otherwise render reasonable assistance to the Indemnifying Party in connection with its defense of any Claim. Subject to the next sentence, if the Indemnified Party, without the prior consent of the Indemnifying Party (which shall not be unreasonably withheld or delayed), makes any settlement with respect to any Claim, the Indemnifying Party shall be discharged from all obligations under Section 4.1 hereof with respect to such Claim. In the event the Indemnifying Party does not undertake the defense against, settlement of or protection against any Claim in accordance with this Section 4.2, the Indemnified Party shall have the right, but not the obligation, to defend, contest, assert cross claims or counterclaims or otherwise protect against the same, to make any compromise or settlement thereof, with the consent of the Indemnifying Party which shall not be unreasonably withheld or delayed, and to recover from the Indemnifying Party and be indemnified by the Indemnifying Party for the entire cost thereof, including, without limitation, legal expenses, disbursements and all amounts paid as a result of such Claim or the compromise or settlement thereof.

                  4.3 OTHER INDEMNIFICATION PROVISIONS. The Parties shall make appropriate adjustments for insurance proceeds actually recovered by or on behalf of an Indemnified Party in respect of an indemnifiable liability in determining the amount of Damages pursuant to any Claims asserted under this
Article 4. All indemnification payments made pursuant to this Article 4 shall be considered adjustments to the Purchase Price for federal income tax purposes.

                                   ARTICLE 5.

                         EMPLOYEES AND EMPLOYEE BENEFITS

                  5.1 EMPLOYEE RELATIONS AND BENEFITS. (a) The parties hereto intend that there shall be continuity of employment with respect to all employees of CAT (the "CAT EMPLOYEES"). CP will submit a list of all dedicated Arrow corporate employees in the sales, marketing, product development, operations, merchandise and administrative areas in its New York office and all dedicated Arrow corporate employees in the Hong Kong and Smyrna, Georgia offices, excluding employees in the human resources and MIS departments ("CORPORATE EMPLOYEES"), and all U.S. Arrow Factory Stores employees ("U.S. AFS EMPLOYEES" and, together with the Corporate Employees, the "CP EMPLOYEES") to Buyer on the date hereof and at least fifteen (15) business days prior to the Closing Date. At any time prior to the Closing Date, Buyer may notify CP of any CP Employee that Buyer would not intend to hire on or after the Closing Date; PROVIDED, HOWEVER, that such notice shall be given no later than the Monday which is at least five business days prior to the Closing Date. Commencing on or prior to the Closing Date, on each Monday after the Closing Date and through sixty (60) days following the Closing Date (the "CONTINGENT PERIOD"), Buyer will provide CP with a list of all CP Employees it does not wish to hire and whose services Buyer will no longer need as of the end of such week. The CP Employees that Buyer does not hire are referred to herein as the "NON-RETAINED EMPLOYEES." For all Non-Retained Employees, CP will be responsible for the payment of all severance benefits, if any, and other costs related to any termination of the Non-Retained Employees' employment with CP and FS ("TERMINATION COSTS"). At any time during the Contingent Period, but no later than the last day of the Contingent Period, Buyer shall offer employment, which shall commence and be effective (assuming the employee accepts the offer) on either the first day following the Contingent Period or, if Buyer offers employment to any CP Employee prior to the end of the Contingent Period, the date such employee accepts such offer, all CP Employees who are offered employment by Buyer or are retained on the last day of the Contingent Period ("RETAINED EMPLOYEES"). CAT Employees and Retained Employees shall collectively be referred to as "TRANSFERRED EMPLOYEES."

                  (b) CP will use its reasonable efforts to continue to employ employees of the Arrow Austell Cutting Facility, Arrow Austell Distribution Center and the Arrow Albertville Sewing Plant as identified on Schedule 5.1(b) and employees in the human resources and MIS departments (the "TRANSITIONAL EMPLOYEES"), and such employees will perform certain services for Buyer on terms and conditions set forth in the Transition Services Agreement. Prior to Closing, CP shall provide to the Arrow Austell Cutting Facility and the Arrow Albertville Sewing Plant employees the required notice under WARN (as defined in Section 5.1(j)) and any other applicable law and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in WARN) or similar event affecting such employees. CP will be responsible for Termination Costs, if any, with respect to the Transitional Employees.

                  (c) Each Retained Employee shall participate in employee benefit plans, agreements, programs, policies and arrangements of Buyer that are no less favorable in the aggregate than those that cover similarly situated employees of Buyer ("BUYER PLANS").

                  (d) CP shall or shall cause the applicable plan to retain responsibility for and continue to pay all medical, life insurance, disability and other welfare plan expenses and benefits for each Transferred, Non-Retained Employee and Transitional Employee with respect to claims incurred by such employees or their covered dependents subject to and in accordance with the terms of the applicable plan for payment of such expenses and benefits prior to and on and after the Closing Date, except as provided in the following sentence. Expenses and benefits with respect to claims incurred by Transferred Employees or their covered dependents on or after the date they become employees of Buyer shall be the responsibility of Buyer. For purposes of this paragraph, a claim is deemed incurred when the services that are the subject of the claim are performed; in the case of life insurance, when the death occurs, in the case of long-term disability benefits, when the disability occurs and, in the case of a hospital stay, when the employee first enters the hospital.

                  (e) With respect to any Buyer Plan that is a "welfare benefit plan" (as defined in Section 3(1) of ERISA) or any Buyer Plan that would be a "welfare benefit plan" (as defined in Section 3(1) of ERISA) if it were subject to ERISA, Buyer shall (i) cause there to be waived any pre-existing condition applicable to the Transferred Employees, to the extent waived under CP's similar welfare benefit Plan, (ii) give effect for the year in which the Closing Date occurs, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, such Transferred Employees with respect to similar CP Plans, as in effect immediately prior to the Closing Date and (iii) recognize all credited service to the same extent such service was recognized under similar CP Plans immediately prior to the Closing Date.

                  (f) Upon the termination of employment with CP with respect to each Transferred Employee, CP shall cause the participation by each such employee in the Cluett Retirement Plan (the "PENSION PLAN") to cease. Upon the termination of employment with CP with respect to each Transferred Employee, CP shall cause the accrued benefit of each such Transferred Employee in the Pension Plan to fully vest. No assets or liabilities with respect to the Transferred Employees shall be transferred as a result of this Agreement from the Pension Plan to any plan or arrangement established by Buyer or any other employer for the benefit of the Transferred Employees (other than pursuant to an eligible rollover distribution). Benefits payable to the Transferred Employees under the Pension Plan through the termination of employment of each such employee shall be payable to such Transferred Employees pursuant to the terms of, and at the time and in the amounts provided under the Pension Plan based upon such Transferred Employees' years of service with, and compensation received from, CP through the date of termination of their employment with CP (including periods of employment with any other employer which is taken into account under the Pension Plan). No period of service by any Transferred Employee with Buyer or any other employer and no compensation earned by any Transferred Employee for services performed for Buyer or any other employer shall be taken into account under the Pension Plan as a result of this Agreement except as expressly provided above.

                  (g) Upon the termination of employment with CP with respect to each Transferred Employee, CP shall (i) cause the account balance of each Transferred Employee in the Cluett Savings Plan ("CP'S 401(k) Plan") to fully vest, (ii) cause the participation by each Transferred Employee in the CP's 401(k) Plan to cease and (iii) make distributions to such Transferred Employees in accordance with the terms of the CP's 401(k) Plan and applicable law.

                  (h) Buyer shall take all steps necessary to permit each such Transferred Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from the Pension Plan or CP's 401(k) Plan, if any, to roll such eligible rollover distribution into an account under the Buyer's Associate Investment Plan (the "BUYER'S 401(k) PLAN"). Periods of employment by Transferred Employees with CP and FS for which credit was given under the CP's 401(k) Plan shall be taken into account for purposes of eligibility and vesting (but not benefit accrual) under the Buyer's 401(k) Plan and any Buyer Plan that is a "pension plan" (as defined in section 3(2) of ERISA).

                  (i) With respect to the Cluett Peabody Account Executive Sales Bonus Plan and the Cluett Peabody Specialty Store Sales Bonus Plan (the "SALES PLANS"), CP and Buyer agree to prorate all responsibilities, liabilities and obligations under the Sales Plans for the period commencing on January 1, 2000 and ending on December 31, 2000 based on the number of days participants in the Sales Plans are employed by CP and Buyer, respectively, during the year; provided, however, that all Transferred Employees who participate in the Sales Plans shall, only for purposes of the determination of CP's and Buyer's respective obligations under the Sales Plans, be deemed employed by Buyer commencing on the Closing Date.

                  (j) Buyer agrees to provide any required notice under the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"), and any other applicable law and to otherwise comply with any such statute with respect to any "plant closing" or "mass layoff" (as defined in WARN) or similar event affecting any Transferred Employees and occurring on or after the date such person becomes a Transferred Employee. Buyer shall indemnify and hold harmless the CP Indemnified Parties with respect to any liability under WARN or other applicable law arising from the actions (or inactions) of Buyer or its affiliates with respect to the termination of the Transferred Employees by Buyer on or after the Closing Date.

                  (k) Nothing herein, expressed or implied, shall confer upon any employee or former employee of CP, Buyer or any of their affiliates (including, without limitation, the Transferred Employees), any rights or remedies (including, without limitation, any right to employment or continued employment for any specified period) of any nature or kind whatsoever, under or by reason of this Agreement.


                                   ARTICLE 6.

                         REPRESENTATIONS AND WARRANTIES
                                      OF CP

                  CP hereby represents and warrants to Buyer that:

                  6.1 ORGANIZATION AND CORPORATE POWER. Each of CP and FS is a corporation duly organized, validly existing and in good standing under the laws of Delaware and CP Canada is a corporation duly organized, validly existing and in good standing under the laws of Canada. CP, CP Canada and FS have all requisite power and authority to own, lease and operate the Assets owned, leased and/or operated by them and CP and the Minority CAT Shareholders have all requisite power and authority to own the CAT Shares. CAT is a corporation duly organized, validly existing and in good standing under the laws of Honduras, with all requisite power and authority to own, lease and operate the assets and properties owned, leased and/or operated by it and to conduct the Honduran Business as it is now being conducted. CAT does not, directly or indirectly, (i) own, of record or beneficially, any outstanding voting securities or other equity interests in any other person or (ii) otherwise control any other person. CP, CP Canada, FS and the other Minority CAT Shareholders each has full corporate power and authority to enter into and perform this Agreement and each Ancillary Agreement to which it is a party.

                  6.2 DUE AUTHORIZATION; NO BREACH. The execution, delivery and performance by each of CP, CP Canada, FS and the other Minority CAT Shareholders of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the transactions contemplated hereby and thereby have been approved by its Board of Directors and no further corporate action is required to be taken by it and its affiliates in order to execute, deliver and perform this Agreement and the Ancillary Agreements to which it is a party and to transfer the CAT Shares and Assets to Buyer. This Agreement is a valid and legally binding obligation of each of CP, CP Canada, FS and the other Minority CAT Shareholders, enforceable against each of them in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), and each Ancillary Agreement and other agreement or instrument contemplated by this Agreement, when executed and delivered by each of CP, CP Canada, FS and the other Minority CAT Shareholders that are parties thereto in accordance with the provisions thereof, will be a valid and legally binding obligation of each such party, enforceable against each such party in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). All persons who have executed this Agreement on behalf of CP, CP Canada, FS and the other Minority CAT Shareholders or who will execute on behalf of CP, CP Canada, FS and the other Minority CAT Shareholders, any agreement or instrument contemplated by this Agreement, have been duly authorized to do so by all necessary corporate action. Neither the execution and delivery of this Agreement, any Ancillary Agreement and the other agreements and documents to be executed or delivered pursuant hereto, nor the consummation of the transactions contemplated hereby and thereby, will (i) violate, or conflict with, any provision of the articles of incorporation or by-laws (or other governing documents) of CP, CP Canada, FS or the other Minority CAT Shareholders, (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event of default which with notice or lapse of time or both would become a default) under, or result in the termination (or grant a right of termination) of, cancellation, amendment or accelerate (or grant the right to accelerate) the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the CAT Shares or Assets under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, lease, Permit or other material instrument to which CP, CP Canada, FS or the other Minority CAT Shareholders is a party or by which any of them or any of the Assets or CAT Shares are bound or (iii) violate, or conflict with, any order, writ, injunction, arbitration award, judgment or decree of any court, governmental body or arbitrator applicable to CP, CP Canada, FS or the other Minority CAT Shareholders or any applicable statute, law, rule or regulation, except, in the case of clause (ii) or (iii), as would not have a material adverse effect on the U.S. Business, the Honduran Business, the CAT Shares and the Assets taken as a whole.

                  6.3 REAL PROPERTY. (a) True and complete copies of the Honduran Facility Lease and the U.S. Arrow Factory Store leases (the "REAL PROPERTY") have previously been delivered to Buyer.

                  (b) CAT does not own any real property or interests in real property. CAT does not lease or sublease any real property other than pursuant to the Honduran Facility Lease. (i) The Honduran Facility Lease is a valid agreement, in full force and effect and constitutes a valid and binding obligation of CAT and, to CP's Knowledge (as defined below), of any other party thereto, and is legally enforceable against CAT and, to CP's Knowledge, any other party thereto, (ii) CAT has not received any written notice from any other party to the Honduran Facility Lease of the termination thereof or alleging a material default thereunder by CAT, (iii) there is no default or event which, with notice or lapse of time or both, would constitute a material default on the part of CAT (nor, to CP's Knowledge, on the part of any other party thereto) under the Honduran Facility Lease, and (iv) CAT has not transferred, assigned, hypothecated, pledged or encumbered any of its rights or interest thereunder.

                  (c) CP and FS do not lease or sublease any real property included in the Assets other than pursuant to the U.S. Arrow Factory Store Leases. (i) Each Arrow Factory Store Lease is a valid agreement, in full force and effect and constitutes a valid and binding obligation of CP and/or FS that is a party thereto and, to CP's Knowledge, of any other party thereto, and is legally enforceable against each of CP and FS that is a party thereto and, to CP's Knowledge, any other party thereto, (ii) CP has not received any written notice from any other party to the Arrow Factory Store Leases of the termination thereof or alleging a material default thereunder by any of CP and/or FS that is a party thereto, (iii) there is no default or event which, with notice or lapse of time or both, would constitute a material default on the part of any of CP and/or FS that is a party thereto (nor, to CP's Knowledge, on the part of any other party thereto) under the Arrow Factory Store Leases, and (iv) neither CP nor FS has transferred, assigned, hypothecated, pledged or encumbered any of their rights or interest thereunder. For the purposes of this Agreement, "CP'S KNOWLEDGE" shall mean any fact or set of facts of which any director or officer of any of CP, CP Canada, FS and the Minority CAT Shareholders has actual knowledge.

                  6.4 PERSONAL PROPERTY. All of the fixtures, plants, buildings, structures and improvements on the Real Property and all machinery, equipment and other tangible personal property included in the Assets are being purchased by Buyer "AS IS, WHERE IS."

                  6.5 TITLE AND CONDITION OF ASSETS OTHER THAN REAL PROPERTY. CP, CP Canada and FS have good and marketable title to, or hold by valid and existing lease or license, all of the Assets (not including the Real Property, which is covered in Section 6.3) and will transfer same to Buyer at the Closing. Except for Encumbrances created by, or arising as a result of the ownership of the Assets by, Buyer, the Assets (not including the Real Property, which is covered in Section 6.3) are free and clear of all Encumbrances, except Encumbrances set forth on Schedule 6.5 hereto.

                  6.6 CONSENTS. Schedule 6.6 hereto sets forth all actions, approvals, permits, consents or authorizations required to be obtained by any of CP, CP Canada, FS and the Minority CAT Shareholders in order to consummate the transactions contemplated hereby, other than the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR ACT").

                  6.7 COMPLIANCE WITH LAWS. Except (i) as set forth in Schedule
6.7 hereto and (ii) as to Environmental Laws, which are covered by Section 6.9 hereof, CP, CP Canada, FS, CAT and the Minority CAT Shareholders are not, with respect to the conduct of the Honduran Business as presently conducted or the ownership or use of the Assets as presently used or the ownership of the CAT Shares, in default under or in violation of any United States federal, state or local or Honduran statute, law or regulation which would give rise to a material Liability or which is reasonably likely to materially and adversely affect the Assets or the CAT Shares or their ability to own the Assets or the CAT Shares or operate and use the Assets as presently used.

                  6.8 PERMITS AND LICENSES. Schedule 6.8 attached hereto sets forth all governmental licenses, permits and other governmental authorizations (collectively "PERMITS") which are issued to, held or used by CP, CP Canada, FS, CAT and the Minority CAT Shareholders in respect of the use of the Assets or the conduct of the Honduran Business as presently conducted, including the dates of issuance and expiration thereof and, except as set forth on Schedule 6.8 hereto, there are no other governmental licenses, permits, franchises or authorizations which are material to the operation of either the U.S. Business or the Honduran Business, in each case as presently conducted. Except as set forth on Schedule
6.8 hereto and for
environmental matters, which are exclusively addressed in Section 6.9, within the past 24 months, CP, CP Canada, FS, CAT and the Minority CAT Shareholders have not received any written warning, notice of violation or probable violation, notice of revocation or other written communication from or on behalf of any governmental entity, which violation has not been corrected or otherwise settled, alleging (i) any material violation of any Permit listed on Schedule 6.8, (ii) that CP, CP Canada, FS, CAT and/or the Minority CAT Shareholders need a Permit to use the Assets as presently used or to conduct the Honduran Business as presently conducted which Permit is not currently held by CP, CP Canada, FS, CAT and/or the Minority CAT Shareholders or (iii) any current violation, with respect to the use of the Assets as presently used or the conduct of the U.S. Business or the Honduran Business as presently conducted, of any United States federal, state or local or Honduran laws, statutes or regulations.

                  6.9 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 6.9, and except as would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect on the Assets or the Honduran
Business:

                  (a) CP, CP Canada and FS are in material compliance with all U.S. Environmental Laws (as defined below) affecting the U.S. Business. For purposes of this Agreement, "U.S. ENVIRONMENTAL LAWS" shall mean any and all currently applicable United States federal, state or local laws, statutes or regulations now in effect relating to the protection of the Environment.

                  (b) CP, CP Canada and FS have not received any written notice of any Environmental Claim (as hereinafter defined) and, to CP's Knowledge, no such Environmental Claim is threatened. For purposes of this Agreement, "ENVIRONMENTAL CLAIM" means any notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including, without limitation, liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) relating to (x) the Release of any Hazardous Materials (as hereinafter defined) at any Arrow Factory Store, or (y) circumstances forming the basis of any violations by CP, FS, CP Canada or CAT in respect of the Assets of any U.S. Environmental Laws or in respect of the Honduran Business of any Honduran Environmental Law. For purposes of this Agreement, "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the Environment; "HAZARDOUS MATERIALS" means any and all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, friable asbestos and friable asbestos-containing materials, pollutants and polychlorinated biphenyls, in each case regulated pursuant to, as applicable, U.S. Environmental Laws or Honduran Environmental Laws (as defined in Section 6.9(d)(i) hereof); and "ENVIRONMENT" shall mean soil, surface waters, ground waters, land stream sediments, surface or subsurface strata and ambient air.

                  (c) No Hazardous Materials have been Released by CP or FS or, to CP's Knowledge, any other person at any Arrow Factory Store in material violation of, or in a manner that would reasonably be expected to give rise to material liability relating to the Assets under, any U.S. Environmental Laws.

                  (d) The Honduran Facility is not currently being used by CP, CAT or the Minority CAT Shareholders to, nor to CP's Knowledge, has the Honduran Facility ever been used to, make, store, handle, treat, dispose of, generate or transport Hazardous Materials in violation of any Honduran Environmental Laws (as defined below) nor, to CP's Knowledge, has any use of the Honduran Facility by any person resulted in the generation of Hazardous Materials. The Honduran Facility is currently being operated, and to CP's Knowledge has at all times, been operated in compliance with Honduran Environmental Laws in all material respects. "HONDURAN ENVIRONMENTAL LAWS" (and, together with U.S. Environmental Laws, the "ENVIRONMENTAL LAWS") shall mean any and all currently applicable Honduran federal, state or local laws, statutes or regulations now in effect relating to the environment. To CP's Knowledge, there has never been a Release, or threatened Release, of Hazardous Materials on, from or migrating onto the Honduran Facility. There are no above or below ground storage tanks presently in use, or to CP's Knowledge, formerly used for the storage of any Hazardous Materials at the Honduran Facility.

                  (e) To CP's Knowledge, there have been no reports, studies, analyses, tests or monitorings pertaining to (i) hazardous activities conducted by CP, CAT or the Minority CAT Shareholders or by any other person at, in or on the Honduran Facility, or (ii) Hazardous Materials in, on, removed from or under, the Honduran Facility, or (iii) compliance with any Honduran Environmental Laws. There have been no written notices received by CP or the Minority CAT Shareholders, or since July 13, 1999 by CAT or, to CP's Knowledge, by CAT prior to July 13, 1999, from any governmental body with respect to the Release of Hazardous Materials in, on or under the Honduran Facility.

                  (f) The representations and warranties contained in this
Section 6.9 are the only representations and warranties being made by CP herein with respect to the Environment and no other representation or warranty contained in this Agreement or any Ancillary Agreement, express or implied, is being made with respect thereto.

                  6.10 CONTRACTS. Except as set forth in Schedule 6.10, with respect to the Contracts listed in Schedule 2.1(d), (i) each Contract is a valid agreement, in full force and effect and constitutes a valid and binding obligation of CP, CP Canada or FS, as the case may be, and, to CP's Knowledge, of any other party thereto, and is legally enforceable, (ii) none of CP, CP Canada and FS has received any written notice from any other party to a Contract of the termination thereof or alleging a material default thereunder by CP, CP Canada or FS and (iii) there is no material default or event which, with notice or lapse of time or both, would constitute a material default on the part of CP, CP Canada or FS (nor, to CP's Knowledge, on the part of any other party thereto) under any Contract.

                  6.11 TAX MATTERS. (a) CAT has filed or caused to be filed all Tax Returns with the D.E.I. (Direccion Ejecutivo de Ingresos) of the Government of Honduras that are or were required to be filed by it pursuant to applicable Honduran law, and CAT has paid, or made provision for the payment of, all Taxes that have become due and payable by it, regardless of whether or not shown on such Tax Returns. For tax periods beginning on or after July 13, 1999 and, to CP's Knowledge, for tax periods prior to July 13, 1999, CAT is not, and has never been, (i) required to file Tax Returns in any Taxing jurisdiction other than Honduras, and (ii) liable for Taxes in any Taxing jurisdiction other than Honduras. For tax periods beginning on or after July 13, 1999 and, to CP's Knowledge, for tax periods prior to July 13, 1999, CAT is not, has never been, owns no interest in, and has never owned an interest in, a "United States real property holding corporation" within the meaning of Section 897 of the Code, a "personal holding company" within the meaning of Section 542 of the Code, a "foreign personal holding company" within the meaning of Section 552 of the Code, a "passive foreign investment company" within the meaning of Section 1297 of the Code, a "FSC" within the meaning of Section 922 of the Code, or a "foreign investment company" within the meaning of Section 1246 of the Code. For tax periods beginning on or after July 13, 1999 and through the Closing and, to CP's Knowledge, for tax periods prior to July 13, 1999, CAT has no "earnings and profits" within the meaning of Section 986 of the Code.

                  (b) Since January 1, 1998 there has been no audit commenced against CAT regarding Taxes of any type or nature.

                  (c) None of the Assets is property that is required to be treated as owned by any other person pursuant to section 168(f)(8) of the Internal Revenue Code of 1954, as amended, as in effect immediately prior to the enactment of the Tax Reform Act of 1986, is "tax-exempt use property" within the meaning of section 168(h) of the Code or is "tax-exempt bond financed property" within the meaning of section 168(g) of the Code. There are no Encumbrances for Taxes on any Assets or any of the CAT Shares that arose in connection with any failure (or alleged failure) to pay any Tax or otherwise, except for Encumbrances for Taxes described on Schedule 6.5.

                  (d) For purposes of this Agreement, (i) the term "TAX" or "TAXES" shall mean all Honduran or United States federal, state and local and all foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, excise, value added, net worth, intangible, privilege, business, license, transfer, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other taxes, Honduran social security, Honduran RAP FOSOVI, duties, assessments or other similar governmental charges, together with all interest, penalties and additions imposed with respect to such amounts, (ii) the term "TAX RETURNS" shall mean any return (including any consolidated combined or unitary return), declaration, estimated, installment, report, claim for refund or information return or statement relating to Taxes which is required to be filed with any governmental agency or other Tax authority, including any schedule or attachment thereto, and including any amendment thereof and (iii) the term "TAX AUTHORITY" shall mean any authority having jurisdiction over Taxes.

                  6.12 CAT STOCK. All of the CAT Shares are duly authorized, validly issued and outstanding, registered, fully paid and nonassessable and are owned, of record and beneficially, by CP and the Minority CAT Shareholders free and clear, except for the obligation to make the payments referred to in Section
8.8 hereof, of all liens, claims, charges, security interests, options or other legal or equitable encumbrances. Schedule 6.12 sets forth (i) the authorized capital stock of CAT and (ii) the number of shares of each class of such capital stock that is outstanding and the name of the holder of record thereof. The CAT Shares constitute all of the outstanding shares of capital stock of CAT. There are no outstanding options, warrants, commitments or other rights of any kind relating to the sale, issuance, redemption, registration, purchase or voting of any shares of capital stock of CAT or any outstanding securities or other obligations convertible into, exchangeable for or evidencing the right to put, subscribe for, register, purchase or otherwise acquire any shares of capital stock of CAT.

                  6.13 LABOR MATTERS. CAT is not a party to or bound by any labor contract. Neither CP nor FS is a party to or bound by any labor contract affecting the U.S. AFS Employees or Corporate Employees. The CAT Employees, U.S. AFS Employees and/or the Corporate Employees are not represented by any union or other employee organization. There has not been, there is not presently pending or existing and, to CP's Knowledge, there is not threatened (a) any strike, slowdown, picketing, work stoppage or lockout in respect of any CAT Employees, U.S. AFS Employees and/or Corporate Employees or (b) any organizational activity against or affecting CAT. CAT is not a party to any employment agreement except as set forth on Schedule 6.13 and neither CP nor FS is a party to any employment contract being assumed by Buyer.

                  6.14 FINDERS; BROKERS. With the exception of fees and expenses payable to Bear, Stearns & Co. Inc., which shall be CP's sole responsibility, CP is not party to any agreement with any finder or broker, or in any way obligated to any finder or broker for any commissions, fees or expenses in connection with the origin, negotiation, execution or performance of this Agreement or the Ancillary Agreements.

                  6.15 LITIGATION, CLAIMS AND PROCEEDINGS. Except as set forth in Schedule 6.15 attached hereto, there are no judgments, orders, writs or injunctions of any foreign or U.S. federal, state or local court or governmental authority presently pending or, to CP's Knowledge, threatened against any of CP, CP Canada, FS and the Minority CAT Shareholders relating to the Assets or the CAT Shares or by which the Assets or CAT Shares are or would be bound, and there are no lawsuits, actions, arbitrations, claims, governmental proceedings or notices of violation presently pending or, to CP's Knowledge, threatened to which any of CP, CP Canada, FS, the Minority CAT Shareholders and CAT is a party (as plaintiff, defendant or otherwise) which relate to the Assets or the CAT Shares or the Honduran Business, except for routine litigation, claims or proceedings (including, without limitation, product liability and warranty claims or litigation, and workers compensation claims) in which the amount in controversy does not exceed $10,000 for any individual matter or $100,000 in the aggregate for any related matters (the "EXCLUDED CLAIMS").

                  6.16 AFFILIATE TRANSACTIONS. Except as set forth on Schedule 6.16, CAT is not a party to any agreement or arrangement with CP or any of CP's affiliates which shall survive the Closing.

                  6.17 1999 CAT AGREEMENT. CP has made all of the payments due under Section 2.2(b) of the 1999 CAT Agreement (as defined below) as the same have become due and payable.

                  6.18 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. (a) None of the representations and warranties made by CP, CP Canada, FS and/or the Minority CAT Shareholders shall survive the Closing, except as provided in this Section
6.18. All representations and warranties made by CP in Article 6 (other than those contained in Sections 6.4 and 6.11) shall survive until the 12-month anniversary of the Closing and shall thereupon expire together with any right to indemnification for breaches thereof (except to the extent a claim for indemnification for breach thereof has been made prior to the expiration of such period). The representations and warranties contained in Section 6.11 shall survive the Closing for a period of 60 days following the expiration of all applicable statutes of limitation (after giving effect to any extensions or tollings thereof) and shall thereupon expire together with any right to indemnification for breach thereof (except to the extent a claim for indemnification has been made prior to the expiration of such period). The representations and warranties contained in Section 6.4 shall not survive the Closing.

                  (B) EXCEPT AS SET FORTH IN THIS AGREEMENT AND IN OTHER CERTIFICATES DELIVERED PURSUANT TO THIS AGREEMENT, NONE OF CP AND ITS AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY TO BUYER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE U.S. BUSINESS, THE HONDURAN BUSINESS, THE ASSETS OR THE ASSUMED LIABILITIES.

                                   ARTICLE 7.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to CP that:

                  7.1 CORPORATE EXISTENCE. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Buyer has all requisite power and authority to own, lease and operate the Assets, and to own the CAT Shares. Buyer is duly authorized, qualified or licensed to do business as a foreign corporation and in good standing in every jurisdiction wherein, by reason of the character of the Assets, the failure to be so qualified would have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby. Buyer has full corporate power and authority to enter into and perform this Agreement and each Ancillary Agreement to which it is a party.

                  7.2 DUE AUTHORIZATION; NO BREACH. (a) The execution and performance by Buyer of this Agreement and each Ancillary Agreement to which it is a party and the transactions contemplated hereby and thereby have been approved by its Board of Directors, and no further corporate action is required to be taken by it in order to execute, deliver and perform this Agreement. Each of this Agreement and the Ancillary Agreements to which it is a party is a valid and legally binding obligation of Buyer, and each agreement or instrument contemplated by this Agreement, when executed and delivered by Buyer in accordance with the provisions hereof, will be a valid and legally binding obligation of Buyer in each case enforceable against Buyer in accordance with its terms subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity). All persons who have executed this Agreement on behalf of Buyer or who will execute on behalf of Buyer any agreement or instrument contemplated by this Agreement, have been duly authorized to do so by all necessary corporate action. Except as set forth on Schedule 7.2 hereto, neither the execution and delivery of this Agreement, the Ancillary Agreements and all other agreements and documents to be executed or delivered hereunder, nor the consummation of the transactions contemplated hereby and thereby, will
(i) violate, or conflict with, any provision of Buyer's certificate of incorporation or by-laws or other governing documents, (ii) violate, or conflict with, or result in a breach of any provisions of, or constitute a default (or an event of default which with notice or lapse of time or both would because a default) under, or result in the termination (or grant a right of termination) of, cancellation, amendment or accelerate (or grant the right to accelerate) the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Buyer under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, agreement, lease, Permit or other material instrument to which Buyer is a party or by which it or any of the Assets are bound or (iii) violate, or conflict with, any order, writ, injunction, arbitration award, judgment or decree of any court, governmental body or arbitrator applicable to Buyer or any applicable statute, law, rule or regulation, except, in the case of clause (ii) or (iii), as would not have a material adverse effect on the ability of Buyer to perform its obligations hereunder or any Ancillary Agreement to which it is a party.

                  7.3 CONSENTS. Buyer is not subject to any order, judgement or decree which would prevent the consummation of the transactions contemplated hereby. No claim, legal action, suit, arbitration, governmental investigation, action, or other legal or administrative proceeding is pending or, to the knowledge of Buyer, threatened against Buyer which would enjoin or delay the transactions contemplated hereby. Except as set forth in Schedule 7.3 hereto, no consent, approval, order or authorization of, license or permit from, notice to or registration, declaration or filing with, any governmental authority or entity, domestic or foreign, or of any third party, is or has been required on the part of Buyer in connection with the execution and delivery of this Agreement or the Ancillary Agreements or any of the transaction documents, or the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, orders or authorizations of, licenses or permits, filings or notices the failure of which to obtain or make would not have a material adverse effect on the ability of Buyer to consummate the transactions contemplated hereby.

                  7.4 FINDERS; BROKERS. Buyer is not party to any agreement with any finder or broker, or in any way obligated to any finder or broker for any commissions, fees or expenses in connection with the origin, negotiation, execution or performance of this Agreement or the Ancillary Agreements.

                  7.5 PURCHASE FOR INVESTMENT. Buyer is aware that the CAT Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or under any state or foreign securities laws. Buyer is not an underwriter, as such term is defined under the Securities Act, and is purchasing such shares solely for investment, with no present intention to distribute any such shares to any person, and Buyer will not sell or otherwise dispose of shares except in compliance with the registration requirements or exemption provisions under the Securities Act and the rules and regulations promulgated thereunder, or any other applicable securities laws.

                  7.6 AVAILABILITY OF FUNDS. Buyer has (i) in hand or (ii) the right to borrow under legally valid and binding definitive agreements all funds necessary to enable Buyer to consummate the transactions contemplated by this Agreement.

                  7.7 NO OTHER REPRESENTATIONS OR WARRANTIES. Except for the representations and warranties contained in this Section 7, neither Buyer nor any other person makes any other express or implied representation or warranty on behalf of Buyer.

                  7.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties contained in this Article 7 shall survive the Closing, except for those representations and warranties contained in Sections 7.1, 7.2, 7.4 and 7.5, which shall survive until the 12-month anniversary of the Closing.

                                   ARTICLE 8.

                                    COVENANTS

                  8.1 CONDUCT OF THE BUSINESS. From the date hereof until the Closing, or termination of this Agreement in accordance with Article 10 hereof, CP and FS will:

                  (a) operate the U.S. Business and the Honduran Business only in the usual and ordinary course of business consistent with past practice and do all acts and things as may be necessary to preserve, protect and maintain intact the U.S. Business and the Honduran Business as a going concern;

                  (b) refrain from taking any action which reasonably could be expected to render any representation or warranty of CP contained herein untrue or incorrect in any material respect (except to the extent a representation or warranty is qualified by materiality, in which case CP will refrain from taking any action which would render such representation or warranty untrue or incorrect) as of the Closing;

                  (c) comply in all material respects with all laws applicable to the U.S. Business, the Honduran Business and the Assets;

                  (d) refrain from making any disposition of any Assets other than in the ordinary course of business consistent with past practice; and

                  (e) make timely all payments due under Section 2.2(b) of the 1999 CAT Agreement.

                  8.2 ACCESS TO BOOKS, RECORDS AND FACILITIES. CP, CP Canada and FS agree that prior to the Closing, they will permit Buyer and its representatives full access during normal business hours and working days and upon reasonable notice to all of their properties, books, contracts, records and employees relating to the Assets, the CAT Shares, CAT, the conduct of the Honduran Business or the operations of the U.S. Business that support the Assets and will furnish Buyer and its representatives during such period, upon reasonable notice, with all such financial, operating and other information concerning the Assets, the CAT Shares, CAT, the conduct of the Honduran Business and the operations of the U.S. Business that support the Assets as Buyer or its representatives may reasonably request.

                  8.3 BEST EFFORTS AND ALTERNATIVE PROPOSALS. Each Party and each of the Minority CAT Shareholders will use all reasonable best efforts to take all action and to do all things necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements (without payment of money, commencement of litigation, the assumption of any material obligation or the entering of any agreement to divest or hold separate any assets). CP agrees that (a) neither it nor any of its affiliates shall, and it shall direct and use its reasonable best efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer to consummate any transaction similar to the transactions contemplated by this Agreement and the Ancillary Agreements involving the Assets or CAT Shares that would prevent, delay or impede the consummation of the transactions contemplated hereby (any such proposal or offer being hereinafter referred to as an "ALTERNATIVE PROPOSAL") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions or otherwise cooperate in any way with, any person relating to an Alternative Proposal, or otherwise facilitate or encourage any effort or attempt to make or implement an Alternative Proposal and (b) upon execution and delivery of this Agreement, CP will (and shall direct and use its best efforts to cause its officers, directors, employees, agents and representatives to) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

                  8.4 1999 CAT AGREEMENT. If Buyer notifies CP in writing that Buyer believes in good faith that CP is entitled to claim indemnification under
Section 9 of the Share Purchase Agreement, dated June 23, 1999, among CP, Marck Frederick Goldstein, Fernando Valentin Herradon, Hector Ramos Paredes, Arnoldo Ivan Aparicio and Elena Padilla Sunseri (Mrs. Edgardo Dumas) (the "1999 CAT AGREEMENT") and that CP is entitled to exercise its right of set-off under
Section 9.5 of the 1999 CAT Agreement, CP shall promptly make and use its reasonable best efforts to pursue in good faith such claim and to exercise such right of set-off. If CP receives after the date hereof any cash indemnification payment under Section 9 of the 1999 CAT Agreement, CP shall pay an amount in cash to Buyer equal to such payment less any reasonable out-of-pocket expenses or costs incurred by CP relating to or in respect of CP's claim for the recovery of such payment. CP represents and warrants that it has not made any claim for indemnification under the 1999 CAT Agreement prior to the date hereof and, to CP's Knowledge, has no basis for any such claim. CP will not make any claim for indemnification under the 1999 CAT Agreement without the written consent of Buyer, which consent shall not be unreasonably withheld.

                  8.5 NOTIFICATION. CP shall provide Buyer with written notice prior to Closing of any material damage or destruction of the Assets, material adverse change in the U.S. Business, the Assets or the Honduran Business the commencement of any lawsuit, action, arbitration or governmental proceeding to which any of CP and its affiliates is a party which seeks to prevent the consummation, or otherwise challenges the validity, of the transactions contemplated hereby, or breaches of Article 6 that constitute a failure to satisfy Section 9.3(b), in each case of which CP acquires actual knowledge prior to the Closing Date.

                  8.6 LETTER OF CREDIT. Buyer shall use all reasonable efforts to replace at Closing all outstanding letters of credit pertaining to the orders which CP, CP Canada and FS have with third party manufacturers for the manufacture of goods for use in the U.S. Business ("SOURCING COMMITMENTS") to which any of CP, CP Canada and FS is a party. If Buyer is unable to replace at Closing any such outstanding letters of credit, in whole or in part, Buyer will use all reasonable efforts to provide at Closing "back-to-back" letters of credit to each of the banks that issued each of the letters of credit that are not being replaced (each, an "ISSUING BANK") in a form satisfactory to the relevant Issuing Bank (in its sole discretion) issued by a bank satisfactory to the relevant Issuing Bank (in its sole discretion), in an amount equal to 100% of the then undrawn stated amount of the outstanding letters of credit issued by such Issuing Bank that are not being replaced. The notice of reimbursement with respect to any drawdown on any such "back-to-back" letter of credit shall state the amount of the drawdown and the purchase orders to which it relates. If Buyer is unable to provide such "back-to-back" letters of credit, Buyer will reimburse CP, FS or CP Canada, as the case may be, for all amounts drawn down under outstanding letters of credit that are not being replaced and for which "back-to-back" letters of credit are not being provided within five business days after receipt by Buyer of reasonable evidence of such drawdown. Such evidence shall include the letter of credit number, the latest ship date, product description, product cost, price per unit and a copy of the funding message and such other documentation that Buyer may reasonably request. On the date hereof and at least ten business days prior to Closing CP will provide Buyer with a list of each outstanding letter of credit, stating the letter of credit number, the issuing bank, the name, address and country of the beneficiary, the purchase orders covered, the expiration date and the amount outstanding on the day the list is compiled with respect to each outstanding letter of credit. If Buyer offers to provide a "back-to-back" letter of credit to an Issuing Bank issued by Chase Manhattan Bank, N.A., Citibank, N.A. or The Bank of New York in customary form in an amount equal to 100% of the then undrawn stated amount of the relevant outstanding letter of credit, and the Issuing Bank states that any such issuing bank or such form is not satisfactory to the Issuing Bank, Buyer shall be deemed to have satisfied its obligations under the second sentence of this Section 8.6 with respect to such outstanding letter of credit.

                  8.7 ACCOUNTS RECEIVABLE. (a) After the Closing Date, CP and FS shall have the sole right and authority to collect, for their own account and sole benefit, all monies receivable in respect of the Assets for any period prior to the Closing Date, and Buyer shall have the sole right and authority to collect, for its own account and sole benefit, all monies payable in respect of the Assets for any period on or following the Closing Date. Buyer and CP shall jointly send a letter on the Closing Date to each customer of the U.S. Business announcing the transaction contemplated hereby and describing the customer's obligations to each of CP and Buyer, including specific instructions for the remittance of payments to each of CP and Buyer. The form and substance of such letter shall be agreed upon at or prior to the Closing.

                  (b) If CP, FS or any of their affiliates (or their successors) shall receive any such monies with respect to any period on or following the Closing Date, it shall hold all such monies in trust for the sole benefit of Buyer and its affiliates. If Buyer or any of its affiliates (or their successors) shall receive any such monies with respect to any period prior to the Closing Date, it shall hold all such monies in trust for the sole benefit of CP and its affiliates. On the first and fifteenth day of each calendar month (or, if such day is not a business day, the first business day thereafter), CP and FS (or their successors) or Buyer and its affiliates (or their successors), as the case may be, shall cause the transfer and delivery to the other of any such monies which they (or their successors) may receive after the Closing Date. No Party will take any action that compromises the ability of the other Party and its affiliates (or their successors) to collect, for its own account and sole benefit, all monies payable to it as provided herein. Each of CP, FS and Buyer will use all reasonable efforts to collect its own receivables and to assist the other in the collection of their respective accounts receivable; provided, however, that nothing in this Agreement, shall be deemed to require any of them (i) to take any action that such Party believes, in its sole discretion, would be detrimental to such Party's business relationship with any customer or (ii) to incur any out-of-pocket expenses or allocate any significant employee resources to the collection of the other's accounts receivable.

                  (c) All disputed items and deductions taken from payments for invoices, arising from, but not limited to, markdown and other allowances, returns, NSF checks, vendor guide violations, shortages, discounts and price relating to pre-Closing accounts receivable and shipments are the responsibility of CP or FS, as the case may be, and CP and FS shall have sole authority to make decisions regarding the same. All disputed items and deductions taken from payments for invoices, arising from, but not limited to, markdown and other allowances, returns, NSF checks, vendor guide violations, shortages, discounts and price relating to post-Closing accounts receivable and shipments are the responsibility of Buyer, and Buyer shall have sole authority to make decisions regarding the same. Each of CP, FS and Buyer will identify to the other all such disputes and deductions that come to its attention but are the responsibility of the other and provide any documentation in its possession to the responsible entity. In the event that a deduction has been taken against the wrong Party, such Party shall provide all documentation provided by the customer to the responsible party. Settlement in the form of a cash reimbursement of deductions taken against the wrong Party shall be made on the first and fifteenth day of each calendar month (or, if such day is not a business day, the first business day thereafter).

                  8.8 1999 CAT AGREEMENT. Buyer agrees that it shall make timely on CP's behalf all payments required to be made by CP after the date hereof under Section 2.2(b) of the 1999 CAT Agreement. If such payment obligation is reduced as a result of CP exercising its right of set-off under the 1999 CAT Agreement as a result of a claim for indemnification thereunder made in accordance with Section 8.4 hereof, Buyer shall reimburse CP for any reasonable out-of-pocket expenses or costs incurred by CP relating to or in respect of CP's claim pursuant to Section 8.4 that resulted in such reduction.

                  8.9 RETURNED INVENTORY. Buyer and CP agree (a) to minimize all returns of Arrow Inventory sold by CP or FS to third parties prior to Closing and any such return needs to be authorized by CP, (b) if such returns cannot be avoided as a practical manner consistent with the past practice of the U.S. Business, Buyer agrees to purchase all such inventory which is returned to CP or FS within 180 days after Closing (the "RETURNED INVENTORY"). Buyer shall pay CP for the Returned Inventory which is Current Arrow Inventory an amount equal to fifty percent (50%) of Buyer's average selling price therefor.

                  8.10 U.S. AFS CASH REGISTERS. Buyer agrees that upon the expiration or termination of any U.S. Arrow Factory Store lease (as it may be extended or renewed from time to time) it shall deliver to CP, at CP's expense and for no other consideration, each cash register located in such U.S. Arrow Factory Store on the Closing Date.

                  8.11 BREAK-UP FEE. If Buyer does not obtain the rights of CDG under the KCPL Shirt License Agreement (including without limitation due to the issuance of a restraining order or termination of such agreement due to action by KCPL) or enter into a new shirt license agreement with KCPL in conjunction with the termination of the KCPL Shirt License Agreement in connection with the consummation of the transactions contemplated by the CDG Share Purchase Agreement or the CDG Asset Purchase Agreement (as defined in Section 8.12), CP shall wire transfer to a bank account designated in writing by Buyer $7 million within five business days after such transactions have been abandoned by CP and Buyer in accordance with the terms of this Agreement, the CDG Share Purchase Agreement and/or the CDG Asset Purchase Agreement or Buyer is prevented from exercising CDG's rights under the KCPL Shirt License Agreement.

                  8.12 CLUETT DESIGNER GROUP. Each of CP, CDG and Buyer agrees to negotiate in good faith and to use its reasonable best efforts to execute and deliver, and/or to cause its relevant affiliates to execute and deliver, as soon as practicable after the date hereof (and in no event later than June 30, 2000)
(a) a Purchase and Sale Agreement between CDG and Buyer (the "CDG ASSET PURCHASE AGREEMENT") providing for (i) either (1) the termination of the License Agreement dated as of August 1, 1997 between K.C.P.L., Inc. ("KCPL") and CDG, as amended (the "KCPL SHIRT LICENSE AGREEMENT") and the execution and delivery by Buyer and KCPL of a new shirt license agreement or (2) the assignment of CDG's rights and obligations under the KCPL Shirt License Agreement to Buyer, (ii) the sale to Buyer by CDG of all inventory of CDG related to the business conducted by it pursuant to the KCPL Shirt License Agreement and all rights under certain scheduled agreements, (iii) the assumption by Buyer of certain scheduled liabilities, (iv) the payment by Buyer to CDG of an amount in cash equal to CDG's cost (calculated in the manner agreed upon by the parties in the CDG Asset Purchase Agreement) of the inventory being sold, subject to adjustment based on a full physical count thereof, and (v) the escrow of 5% of the estimated purchase price referred to in clause (a)(iv) above, and (b) a Share Purchase Agreement among Bidermann Tailored Clothing, Inc. ("BTC"), CP and Buyer (the "CDG SHARE PURCHASE AGREEMENT") providing for (i) the sale of all outstanding shares of capital stock of CDG to Buyer, (ii) the payment by Buyer to CP and BTC of the same amount in cash referred to in clause (a)(iv) above, subject to the same adjustment and escrow arrangements referred to in clauses (a)(iv) and
(a)(v) above, (iii) the transfer to affiliates of CDG of all assets of CDG not to be sold to Buyer pursuant to the CDG Asset Purchase Agreement and (iv) the indemnification of Buyer and its affiliates against all pre-closing liabilities of CDG not to be assumed by Buyer pursuant to the CDG Asset Purchase Agreement (such indemnification shall not be subject to any deductible or maximum amount). Each of the CDG Asset Purchase Agreement and the CDG Share Purchase Agreement shall (i) have attached as an exhibit thereto an agreement (the "HOSIERY AGREEMENT") with terms consistent in all material respects with the term sheet attached hereto as Exhibit 8.12 and shall provide that the execution and delivery of the Hosiery Agreement by Buyer shall be a condition precedent to the obligations of CP, BTC and CDG to close under the CDG Asset Purchase Agreement and the CDG Share Purchase Agreement, (ii) provide that none of the representations and warranties of Buyer, CP, BTC and CDG contained therein shall survive the closing thereof and (iii) have a provision identical to Section 10.1(b) hereof. Neither the CDG Asset Purchase Agreement nor the CDG Share Purchase Agreement shall have a provision similar to Section 9.3(c) hereof. If all consents and agreements required to be obtained from KCPL and its affiliates under the KCPL Shirt License Agreement, or otherwise, in connection with the execution and delivery of the CDG Asset Purchase Agreement and the consummation of the transactions contemplated thereby have been obtained irrevocably in writing on or before July 15, 2000, the transactions contemplated by the CDG Asset Purchase Agreement will be consummated on the terms and subject to the conditions set forth therein as soon as practicable and the CDG Share Purchase Agreement will thereafter have no force or effect. If all such consents and agreements are not obtained from KCPL on or before July 15, 2000, the transactions contemplated by the CDG Share Purchase Agreement will be consummated on the terms and subject to the conditions set forth therein as soon as practicable and the CDG Asset Purchase Agreement will thereafter have no force or effect.

                  8.13 TRADEMARK LICENSE AGREEMENT. (a) If, prior to the Closing Date, either of the retailers Mervyn's or Sears (i) changes its format of distribution to that of a lower-level retailer which is unacceptable to CP; (ii) changes its format of distribution in any other manner that is unacceptable to CP; (iii) ceases carrying or selling Licensed Products that display the Licensed Trademarks or, in the reasonable opinion of CP, changes its format of distribution resulting in a material decrease in the amount of selling space dedicated to men's sportswear and dress shirts; (iv) is liquidated; or (v) reduces the number of Mervyn's or Sears stores, respectively, in operation by more than twenty-five (25) percent of the number of such stores in operation as of the date hereof (any one of which shall constitute either a "PRE-CLOSING MERVYN'S EVENT" or a "PRE-CLOSING SEARS EVENT"); then the Parties shall revise the form of Trademark License Agreement attached hereto as Exhibit 2.4(b) prior to the Closing Date as follows: (x) except upon the occurrence of an event described in clause (v) hereof (such an event, an "EXCEPTED EVENT"), the definition of the "Base Amount" as set forth in Section 4(a)(i) of the form of Trademark License Agreement attached hereto as Exhibit 2.4(b) shall be revised to equal $5 million MINUS the greater of (A) any royalties that would be payable as determined pursuant to the method of formulation set forth in Section 4(a)(ii) thereof based on net sales by Licensor (as defined in the form of Trademark License Agreement attached hereto as Exhibit 2.4(b)) to Mervyn's (in the event of a Pre-Closing Mervyn's Event) or Sears (in the event of a Pre-Closing Sears Event) during the four calendar quarters immediately preceding the date upon which such Pre-Closing Mervyn's Event or Pre-Closing Sears Event occurs or (B) any royalties that would be payable as determined pursuant to the method of formulation set forth in Section 4(a)(ii) thereof based on net sales of Licensor to Mervyn's (in the event of a Pre-Closing Mervyn's Event) or Sears (in the event of a Pre-Closing Sears Event) during the 1999 calendar year (the greater of which shall be referred to as the "AMOUNT OF ROYALTIES"); in the event that an Excepted Event occurs, the definition of the "Base Amount" as set forth in Section 4(a)(i) of the form of Trademark License Agreement attached hereto as Exhibit 2.4(b) shall be revised to equal $5 million MINUS a percentage of the Amount of Royalties, which percentage shall be the percentage of Mervyn's or Sears stores closed that is referred to in clause (v) hereof; (y) in the event that a Pre-Closing Mervyn's Event other than one based on clause (v) hereof occurs, the text of
Section 4(d) shall be stricken and replaced with the following text: "[This section purposely left blank]"; and (z) in the event that a Pre-Closing Mervyn's Event other than one based on clause (v) hereof occurs, the term "Readjusted Minimum Royalty" shall be stricken in its entirety.

                  (b) In the event that a Pre-Closing Mervyn's Event or a Pre-Closing Sears Event is based on the occurrence of an event described in clause (v) hereof, on each anniversary of the Readjustment Date for such Pre-Closing Mervyn's Event or Pre-Closing Sears Event, Licensor shall further adjust the Readjusted Minimum Royalty to take into account any additional decrease during the previous year in the number of Mervyn's stores in operation.

                  (c) Notwithstanding the foregoing, for purposes of this Agreement, the provisions of Section 8.13(a) and (b) shall not apply to a Pre-Closing Mervyn's Event or Pre-Closing Sears Event that occurs as a result of the purchase by either Mervyn's or Sears of Licensed Products from Buyer or any one of Buyer's affiliates instead of from CP.


                                   ARTICLE 9.

                              CONDITIONS OF CLOSING

                  9.1 MUTUAL CONDITIONS. The obligations of each Party and each of the Minority CAT Shareholders to consummate the transactions contemplated by this Agreement and the Ancillary Agreements are, unless waived by each Party and the Minority CAT Shareholders, subject to the fulfillment on or before the Closing, of each of the following conditions:

                  (a) No statute, rule, regulation, injunction or restraining order shall be in effect to forbid or enjoin the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements;

                  (b) The transactions contemplated by this Agreement and the Ancillary Agreements to be completed before the Closing shall have been consummated upon the terms and subject to the conditions set forth therein; and

                  (c) All waiting periods under the HSR Act shall have expired or been terminated.

                  9.2 ADDITIONAL CONDITIONS OF CP. The obligations of CP to consummate the transactions contemplated by this Agreement and the Ancillary Agreements are, unless waived by CP, subject to the fulfillment, on or before the Closing of each of the following additional conditions:

                  (a) Buyer and each other party thereto other than CP and its affiliates shall have executed and delivered each of the Ancillary Agreements to which it is a party; and

                  (b) All covenants of Buyer under this Agreement and the Ancillary Agreements to be performed prior to the Closing shall have been performed in all material respects, and the representations and warranties of Buyer contained in this Agreement and the Ancillary Agreements shall be true and correct on and as of the Closing in all material respects (except to the extent qualified by materiality, in which event such representations and warranties shall be true and correct) with the same effect as though such representations and warranties had been made on and as of such date.

                  9.3 ADDITIONAL CONDITIONS OF BUYER. The obligations of Buyer to consummate the transactions contemplated by this Agreement and the Ancillary Agreements are, unless waived by Buyer, subject to the fulfillment, on or before the Closing, of each of the following additional conditions:

                  (a) CP and each other party thereto other than Buyer shall have executed and delivered each of the Ancillary Agreements to which it is a party;

                  (b) All covenants of CP, CP Canada, FS and the Minority CAT Shareholders under this Agreement and the Ancillary Agreements to be performed prior to the Closing shall have been performed, and the representations and warranties of CP contained in this Agreement and the Ancillary Agreements shall be true and correct on and as of the Closing in all material respects (except to the extent qualified by materiality in which event such representations and warranties shall be true and correct) with the same effect as though such representations and warranties had been made on and as of such date; and

                  (c) There shall not have occurred since the date hereof any damage to, or destruction or loss of, Arrow Inventory that constitutes a material adverse change to the Arrow Inventory.

                                   ARTICLE 10.

                              TERMINATION; SURVIVAL

                  10.1 TERMINATION BY BUYER OR CP. Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to or at the Closing by:

                  (a)      mutual written consent of CP and Buyer;

                  (b) CP or Buyer, by written notice to the other, if the transactions contemplated hereby are not consummated on or before July 31, 2000 and if the failure to consummate such transactions on or before such date did not result from a breach prior to or on the Closing Date of any representation, warranty or covenant of the Party seeking such termination; provided that if the condition set forth in
         Section 9.1(c) has not been satisfied prior to July 31, 2000, CP may in its reasonable discretion elect to extend the July 31, 2000 deadline referred to above to October 31, 2000; and provided further that Buyer may not terminate this Agreement and abandon the transactions contemplated hereby because the condition set forth in Section 9.3(c) has not been satisfied (i) until the twelve month anniversary of the material adverse change referred to in Section 9.3(c) and (ii) unless CP and its affiliates have not cured such material adverse change on or prior to such twelve month anniversary; and provided further that if CP extends the July 31, 2000 deadline referred to above, it must similarly extend the corresponding deadlines in the CDG Asset Purchase Agreement and the CDG Share Purchase Agreement.

                  (c) CP or Buyer, by written notice to the other, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case, permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (d) either Party, by written notice to the other Party, if the other Party is in breach in any material respect of any of its representations or warranties made in this Agreement or the Ancillary Agreements, or is in violation or default in any material respect of any of its covenants or agreements in this Agreement or the Ancillary Agreements, if such breach, violation or default is not cured within twenty (20) business days after written notice by the notifying Party to the other Party;

                  10.2 SURVIVAL. If this Agreement is terminated pursuant to
Section 10.1 hereof, this Agreement shall become void and of no further force and effect, except for the provisions of Article 4 and Sections 12.1(a), 14.1,
14.2 and 16.8 hereof; PROVIDED that such termination shall not relieve any party for liability for Damages resulting from its breach of this Agreement. Promptly following termination of this Agreement each party will destroy or return to the other parties all documents received from such parties in connection with the contemplated transaction, except documents which have been publicly distributed or publicly filed.


                                   ARTICLE 11.

                                     CLOSING

                  11.1 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York as soon as practicable after all the conditions to Closing set forth in Article 9 hereof shall be satisfied or duly waived, or at such other time and place as Buyer and CP may mutually agree (the date of the Closing referred to herein as the "CLOSING DATE").

                  11.2 CP, CP CANADA AND FS OBLIGATIONS AND CLOSING DELIVERIES. At the Closing, CP, CP Canada and FS shall deliver, or cause to be delivered, to
Buyer:

                  (a) Bill of Sale and Assignment substantially in the form attached as Exhibit 2.4(c) hereto executed by CP, CP Canada and FS;

                  (b) Such other instruments of sale, transfer, conveyance and assignment, in form and substance reasonably satisfactory to Buyer's counsel, as shall be effective to vest in Buyer good title, rights and interest to the Assets (the instruments referred to in Sections 10.2(a) and 10.2(b) being collectively referred to herein as the "ASSIGNMENT AND ASSUMPTION INSTRUMENTS") and such other documents to facilitate the transfer of the Real Property as Buyer or Buyer's counsel may reasonably request;

                  (c) Each of the other Ancillary Agreements (other than the Assumption Agreement) executed by each of CP, FS and CP Canada, as applicable, and, in the case of the Trademark License Agreement, Resources and, in the case of the Waivers and Consents, CP and its contractors, subcontractors and warehousemen that agree to sign after CP uses its reasonable efforts to cause them to sign;

                  (d) Written receipt executed by CP of payment of the portion of the Purchase Price paid at Closing;

                  (e) Certificate of the President or any Vice President of CP that the conditions set forth in Section 9.3(b) have been satisfied; and

                  (f) the certificates representing CP's CAT Shares, duly endorsed or accompanied by stock powers duly executed and with all necessary tax stamps affixed thereto, as described in Article 2 hereof.

                  11.3 BUYER'S OBLIGATIONS AND CLOSING DELIVERIES. At the Closing, Buyer shall deliver, or cause to be delivered:

                  (a) to CP, the Purchase Price (except as expressly provided otherwise in Section 3.2);

                  (b) to CP, each of the Ancillary Agreements (other than the Bill of Sale and Assignment) executed by Buyer;

                  (c) to the Escrow Agent, the Inventory Escrow;

                  (d) to CP, a Certificate of the President or any Vice President of Buyer to the effect that the conditions set forth in
         Section 9.2(b) have been satisfied.

                  11.4 MINORITY CAT SHAREHOLDER'S OBLIGATIONS AND CLOSING DELIVERIES. At the Closing, the Minority CAT Shareholders shall deliver, or cause to be delivered, to Buyer:

                  (a) the certificates representing the Minority CAT Shareholders' CAT Shares, duly endorsed or accompanied by stock powers duly executed and with all necessary tax stamps affixed thereto, as described in Article 2 hereof.

                                   ARTICLE 12.

                      EXPENSES AND POST CLOSING OBLIGATIONS

                  12.1 TAXES AND OTHER CHARGES. (a) Except as specifically provided for otherwise in Section 3.2(c), and regardless of whether or not the transactions contemplated hereby are consummated each party to this Agreement shall pay all expenses incurred by it or on its behalf in connection with the preparation, authorization, execution and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including, but not limited to, all fees and expenses of all consultants, brokers, investment bankers, agents, representatives, counsel and accountants engaged by such party. Any liability for all sales, documentary stamp, transfer and similar Taxes (including, without limitation, all recording fees and related charges and real property gains tax) arising from or attributable or related to the sale, transfer or assignment to Buyer of any of the Assets or CAT Shares shall be paid by the party that is primarily responsible for such Taxes under applicable law and such party shall, at its expense, file all Tax Returns and other documentation with respect to all such Taxes. Buyer shall provide to CP any resale certificate required with respect to the transfer of the Assets to Buyer.

                  (b) CP and Buyer shall cooperate regarding the filing of any Tax Returns with respect to Taxes addressed in Section 12.1(a) relating to the Assets and the CAT Shares that cover a period which includes the date of the Closing. Property Tax Returns will be filed by the party which owns the property subject to the return on the assessment date for the property tax.

                  (c) CP, at its option, shall have sole control over any contest or other proceeding (including claims for refund or challenges of tax assessments) which relates to liability for taxes for periods or portions thereof ending on or prior to the Closing Date, subject to approval of Buyer (not to be unreasonably withheld) relating to any Liability reasonably likely to be imposed on or otherwise likely to be the sole responsibility of Buyer, provided, that the approval of Buyer shall not be required if CP is obliged, and acknowledges its obligation, to indemnify Buyer therefor pursuant hereto. In any event, any refunds of taxes which become available on or after the date of the Closing but which relate to tax periods or portions thereof ending on or prior to the Closing shall belong to CP.

                  12.2 FURTHER ASSURANCES. At any time after the Closing, the Parties and the Minority CAT Shareholders agree to cooperate with one another to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated by this Agreement or the Ancillary Agreement.

                  12.3 ACCESS TO BOOKS, RECORDS AND FACILITIES. CP, CP Canada and FS agree that on and after the Closing it will permit Buyer and its representatives, during normal business hours and working days and upon reasonable advance notice, (i) to have access to and to examine and make copies of all books and records of CP, CP Canada and FS (except books and records protected by attorney-client or other privilege which any of CP, CP Canada and FS may be entitled to assert against Buyer in any pending or threatened proceeding, suit or action) which relate to the Assets, the CAT Shares, CAT, the conduct of the Honduran Business or the operations of the U.S. Business that support the Assets to the extent that the events reflected therein relate to transactions or events occurring prior to the Closing or to transactions or events occurring subsequent to the Closing which arise out of transactions or events occurring prior to the Closing and (ii) to have access to and to examine and make copies of all documents listed in the Schedules attached hereto and all files, records and papers of any and all proceedings and matters listed in the Schedules attached hereto. All books and records of CP, CP Canada and FS relating to the Assets, the CAT Shares, CAT, the conduct of the Honduran Business or the operations of the U.S. Business that support the Assets will be preserved by CP, CP Canada and FS in accordance with their records retention policy, but in no event for a period of less than three years following the Closing. Prior to any destruction or disposition by any of CP, CP Canada and FS of any such books and records, one of them will notify Buyer in writing and Buyer shall have the right to receive and retain such books and records at its expense. Buyer agrees that, after the

Closing, it will permit, and will cause its subsidiaries to permit, CP, CP Canada and FS and their representatives full access during normal business hours and working days and upon reasonable advance notice to have access to the books and records of Buyer and its subsidiaries (except records protected by attorney-client or other privilege which Buyer or its affiliates may be entitled to assert against any of CP, CP Canada and FS in any pending or threatened proceeding, action or suit), relating to the Assets, the CAT Shares, CAT, the conduct of the Honduran Business or the operations of the U.S. Business that support the Assets, to the extent that any of the foregoing relates to periods prior to the Closing, and is reasonably necessary in connection with any then pending or threatened litigation, claim, liability, or judicial or administrative matters in which any of CP, CP Canada and FS is involved.


                                   ARTICLE 13.

                                 BULK SALES LAW

                  13.1 WAIVER. Buyer hereby waives compliance by CP, CP Canada and FS with any bulk sales laws (including any applicable bulk sales provision of any state sales tax law) which may be applicable. CP agrees to indemnify and hold Buyer harmless against any and all claims, losses, damages, liabilities, costs and expenses (including, without limitation, any Taxes) incurred by Buyer or any of its affiliates as a result of any failure to comply with any such bulk sales laws.


                                   ARTICLE 14.

                           PUBLICITY, CONFIDENTIALITY

                  14.1 PUBLICITY. The Parties and the Minority CAT Shareholders agree that no publicity, release or announcement concerning (a) the execution of this Agreement or the Ancillary Agreements, (b) any of the provisions of this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby or (c) the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements shall be issued without the advance written approval of the form and content of the same by the Parties and the Minority CAT Shareholders; provided, however, that no such consent shall be required when such disclosure is required by applicable law, although the Parties and the Minority CAT Shareholders agree to consult with each other as to the content of any release so required and consider in good faith the comments of the other thereon.

                  14.2 CONFIDENTIALITY. Buyer and CP confirm that they and their affiliates are bound by the terms of the confidentiality agreement, dated December 9, 1998, as amended (the "CONFIDENTIALITY AGREEMENT"), between Cluett American Investment Corp. and Phillips-Van Heusen Corporation and that they will keep and treat the evaluation material and all other items of confidential information exchanged hereunder by Buyer and its affiliates, on the one hand, and CP and its affiliates, on the other hand, in accordance with the terms of that confidentiality agreement.


                                   ARTICLE 15.

                                     NOTICES

                  15.1 NOTICES. Any notices or communications permitted or required hereunder shall be deemed sufficiently given if hand-delivered, or sent by (i) registered or certified mail return receipt requested, (ii) telecopy or other electronic transmission service (to the extent receipt is confirmed) or
(iii) by overnight courier, in each case to the Parties at their respective addresses and telecopy numbers set forth below, or to such other address of which any Party may notify the other Party in writing.

                  If to Buyer, to

                           Phillips-Van Heusen Corporation
                           200 Madison Avenue
                           New York, New York 10016
                           Attention:  Chief Executive Officer
                           Phone: (212) 381-3501
                           Fax: (212) 381-3979

         With a copy to:

                           Phillips-Van Heusen Corporation
                           200 Madison Avenue
                           New York, New York 10016
                           Attention:  General Counsel
                           Phone: (212) 381-3509
                           Fax: (212) 381-3970

                  If to CP, FS, CP Canada or any Minority CAT Shareholder, to

                           Cluett, Peabody & Co., Inc.
                           48 West 38th Street
                           New York, New York 10018
                           Attention: Chief Executive Officer
                           Phone: (212) 984-8915
                           Fax: (212) 984-8925
                           with copies to:

                           Vestar Capital Partners
                           245 Park Avenue
                           41st Floor
                           New York, New York 10167
                           Attention: General Counsel
                           Phone: (212) 351-1630
                           Fax: (212) 808-4922

                           and

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention: Peter J. Gordon
                           Phone: (212) 455-2605
                           Fax: (212) 455-2502

                                   ARTICLE 16.

                                  MISCELLANEOUS

                  16.1 BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon, and inure to the benefit of, all the Parties and Minority CAT Shareholders and their respective successors, legal representatives and assigns permitted in accordance with this Section 16.1. Nothing herein shall create or be deemed to create any third party beneficiary rights in any person or entity not a party hereto. No assignment of this Agreement or of any rights or obligations hereunder may be made by any Party or Minority CAT Shareholder (by operation of law or otherwise) without the prior written consent of the other Parties and Minority CAT Shareholders, and any attempted assignment without the required consents shall be void; provided, however, that no such consent shall be required for Buyer to assign part or all of its rights and obligations under this Agreement prior to the Closing to one or more subsidiaries of Buyer, or after the Closing to any third party.

                  16.2 EXHIBITS AND SCHEDULES. All Exhibits and Schedules attached hereto and the documents and agreements referred to herein to be delivered and the acts to be performed at or subsequent to the Closing (collectively, the "ITEMS") are incorporated herein and expressly made a part of this Agreement as fully as though completely set forth herein.

                  16.3 SPECIFIC PERFORMANCE. CP, CP Canada, FS, the Minority CAT Shareholders, on the one hand, and Buyer, on the other hand, acknowledge that the other will have no adequate remedy at law if it fails to perform any of its obligations under this Agreement and the Ancillary Agreements. In such event, the performing party shall have the right, in addition to any other rights it may have, to seek specific performance of this Agreement and the Ancillary Agreements and/or injunctive relief.

                  16.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the Parties and the Minority CAT Shareholders. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one such counterpart.

                  16.5 HEADINGS; INTERPRETATION. (a) The headings contained in this Agreement are inserted for convenience of reference only and shall not otherwise affect the meaning or interpretation or be deemed a substantive part of this Agreement.

                  (b) Except to the extent that the context otherwise requires "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import.

                  (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement will refer to this Agreement as a whole, including the Exhibits and Schedules attached hereto, and not to any particular provision of this Agreement, and section and subsection references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms.

                  (e) All matters to be agreed to by any party hereunder must be agreed to in writing by such party unless otherwise indicated herein.

                  16.6 WAIVER. The failure of any Party or Minority CAT Shareholder at any time or times to enforce or require performance of any provision hereof shall in no way operate as a waiver or affect the right of such Party or Minority CAT Shareholder at a later time to enforce the same. No waiver by any Party or Minority CAT Shareholder of any condition or the breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of any term, covenant, representation or warranty contained in this Agreement. Any agreement on the part of a Party or Minority CAT Shareholder hereto to a waiver shall be valid only if set forth in an instrument in writing signed by such Party or Minority CAT Shareholder.

                  16.7 SEVERABILITY. If any provision of this Agreement shall hereafter be held to be invalid or unenforceable for any reason, that provision shall be reformed to the maximum extent permitted to preserve the original intent of the Parties and the Minority CAT Shareholders, failing which, it shall be severed from this Agreement with the balance of this Agreement continuing in full force and effect. Such occurrence shall not have the effect of rendering the provision in question invalid in any other jurisdiction or in any other case or circumstances, or of rendering invalid any other provisions contained herein to the extent that such other provisions are not themselves actually in conflict with any applicable law.

                  16.8 GOVERNING LAW AND FORUM. This Agreement and the Ancillary Agreements and the rights and duties of the Parties and the Minority CAT Shareholders hereunder and thereunder shall be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made and to be performed therein. Each of the Parties and the Minority CAT Shareholders waives any objection that it may have to the venue of any suit, action or proceeding with respect to this Agreement and the Ancillary Agreements or the transactions contemplated hereby or thereby in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York and State of New York, or that such suit, action or proceeding brought in the courts of the State of New York or the courts of the United States of America, in each case located in the Borough of Manhattan, City of New York and State of New York, was brought in an inconvenient court and agrees not to plead or claim the same. Each of the Parties and the Minority CAT Shareholders agrees to service of process by registered mail, return receipt requested, or by any other manner provided by New York law.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                        PHILLIPS-VAN HEUSEN CORPORATION


                                        By:    /s/ Mark D. Fischer
                                               -----------------------
                                               Name: Mark D. Fischer
                                               Title: Vice President


                                        CLUETT, PEABODY & CO., INC.


                                        By:    /s/ Bryan P. Marsal
                                               -----------------------
                                               Name: Bryan P. Marsal
                                               Title: Chairman


                                        CLUETT, PEABODY CANADA, INC.


                                        By:    /s/ Bryan P. Marsal
                                               -----------------------
                                               Name: Bryan P. Marsal
                                               Title: Chairman


                                        ARROW FACTORY STORES INC.


                                        By:    /s/ Bryan P. Marsal
                                               -----------------------
                                               Name: Bryan P. Marsal
                                               Title: Chairman


                                        CLUETT DESIGNER GROUP, INC.


                                        By:    /s/ Bryan P. Marsal
                                               -----------------------
                                               Name: Bryan P. Marsal
                                               Title: Chairman

                                        CONSUMER DIRECT CORPORATION


                                        By:    /s/ Bryan P. Marsal
                                               -----------------------
                                               Name:  Bryan P. Marsal
                                               Title: Chairman


                                        CLUETT, PEABODY HOLDING CORP.


                                        By:    /s/ Bryan P. Marsal
                                               -----------------------
                                               Name: Bryan P. Marsal
                                               Title: Chairman


                                    GUARANTEE

                  Cluett American Corp., a Delaware corporation ("CAC"), hereby irrevocably and unconditionally guarantees the payment of any amount payable by Cluett, Peabody & Co., Inc., a Delaware corporation ("CP"), under the Purchase and Sale Agreement (defined below) to Phillips-Van Heusen Corporation, a Delaware corporation ("Buyer"), which is not paid by CP when due. For purposes of this Guarantee, the "PURCHASE AND SALE AGREEMENT" refers to the Purchase and Sale Agreement dated as of June 12, 2000 among CP, Cluett, Peabody Canada, Inc., a Canadian corporation, Arrow Factory Stores Inc., a Delaware corporation, Cluett Designer Group, a Delaware corporation, Consumer Direct Corporation, a Delaware corporation, Cluett Peabody Holding Corp., and Buyer. Notwithstanding the foregoing, if (i) CAC and its affiliates cease to be affiliates of CP, (ii) the entity that controls CP upon the occurrence of the event described in clause
(i) executes and delivers to Buyer a guarantee identical in all material respects to this Guarantee (the "SUBSTITUTE GUARANTEE") and (iii) the entity referred to in clause (ii) is not less creditworthy than CAC, Buyer shall accept the Substitute Guarantee and this Guarantee thereafter shall have no force or effect.


                                        CLUETT AMERICAN CORP.


                                        By:    /s/ Bryan P. Marsal
                                               -----------------------
                                               Name: Bryan P. Marsal
                                               Title: Chairman